                                                                Exhibit 99.10




================================================================================




                           BENTON OIL AND GAS COMPANY


                       13% SENIOR NOTES DUE JUNE 30, 2007



________________________________________________________________________________


                                 NOTE AGREEMENT

                           PPN:  083288 A@ 9  (NOTE)
                          PPN:  083288 2@ 8 (WARRANT)

________________________________________________________________________________






                           Dated as of June 30, 1995





================================================================================

                                                       TABLE OF CONTENTS
                                                       -----------------
  1. AUTHORIZATION AND RANKING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -1-
   1A.   AUTHORIZATION OF ISSUE OF NOTES AND WARRANTS . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -1-
   1B.   RANKING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -1-

  2. PURCHASE AND SALE OF NOTES; CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -1-
   2A.   PURCHASE AND SALE OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -1-
   2B.   CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -1-

  3. CONDITIONS OF CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -1-
   3A.   WARRANTS AND REGISTRATION RIGHTS AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -2-
   3B.   OPINION OF COMPANY COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -2-
   3C.   OPINION OF PURCHASERS' SPECIAL COUNSEL . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -2-
   3D.   REPRESENTATIONS AND WARRANTIES; COMPLIANCE; NO DEFAULT . . . . . . . . . . . . . . . . . .  . . . .  -2-
   3E.   PURCHASE PERMITTED BY APPLICABLE LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -2-
   3F.   PRIVATE PLACEMENT NUMBERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -2-
   3G.   PROCEEDINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -2-
   3H.   CONSENT OF OTHER PERSONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -3-
   3I.   APPOINTMENT OF AGENT FOR SERVICE OF PROCESS  . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -3-

  4. PREPAYMENT AND SCHEDULED REPAYMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -3-
   4A.   OPTIONAL PREPAYMENT WITH MAKE WHOLE AMOUNT . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -3-
   4B.   REQUIRED PREPAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -3-
   4C.   NOTICE OF OPTIONAL PREPAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -3-
   4D.   SCHEDULED REPAYMENT OF NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -3-
   4E.   PREPAYMENT UPON CHANGE OF CONTROL  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -3-
   4F.   PAYMENTS PRO RATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -4-
   4G.   RETIREMENT OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -4-
   4H.   MAKE WHOLE AMOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -5-

  5. AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -5-
   5A.   FINANCIAL AND OTHER REPORTING BY THE COMPANY . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -5-
   5B.   INFORMATION REQUIRED BY RULE 144A  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -8-
   5C.   INSPECTION OF PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -8-
   5D.   CORPORATE EXISTENCE, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -8-
   5E.   PAYMENT OF TAXES AND CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -8-
   5F.   COMPLIANCE WITH LAWS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -9-
   5G.   MAINTENANCE OF PROPERTIES AND LEASES . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -9-
   5H.   INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -9-
   5I.   SCOPE OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -9-
   5J.   USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -9-
   5K.   ENVIRONMENTAL COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  -9-
   5L.   MAINTENANCE OF BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -10-
   5M.   PAYMENT OF TRADE PAYABLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -10-

  6. NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -10-
   6A.   FINANCIAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -10-
     6A(1).  CURRENT RATIO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -10-
     6A(2).  FUNDED DEBT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -10-
   6B.   RESTRICTED PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -11-
   6C.   LIENS AND OTHER RESTRICTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -11-
     6C(1).  LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -11-
     6C(2).  LOANS, ADVANCES AND INVESTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -12-
     6C(3).  SALE OF STOCK AND DEBT OF SUBSIDIARIES-13-
     6C(4).  MERGER AND SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -13-


     6C(5).  SUBSIDIARY DIVIDEND AND OTHER RESTRICTIONS   . . . . . . . . . . . . . . . . . . . .  . . . . -14-
     6C(6).  TRANSACTIONS WITH AFFILIATES   . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -14-
     6C(7).  SALE AND LEASEBACK   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -15-
     6C(8).  DEBT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -15-
   6D.   COMPLIANCE WITH ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -15-

  7. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -16-
   7A.   ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -16-
   7B.   RESCISSION OF ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -18-
   7C.   NOTICE OF ACCELERATION OR RESCISSION . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -19-
   7D.   OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -19-

  8. REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -19-
   8A.   ORGANIZATION, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -19-
   8B.   STOCK OWNERSHIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -20-
   8C.   BUSINESS; FINANCIAL STATEMENTS; NO CHANGES . . . . . . . . . . . . . . . . . . . . . . .  . . . . -20-
   8D.   ACTIONS PENDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -20-
   8E.   TITLE TO PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -20-
   8F.   AFFILIATES AND INVESTMENTS IN OTHERS . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -21-
   8G.   TAX RETURNS AND PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -21-
   8H.   CONFLICTING AGREEMENTS AND OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -21-
   8I.   OFFERING OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -21-
   8J.   REGULATION G, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -22-
   8K.   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -22-
   8L.   GOVERNMENTAL AND OTHER CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -23-
   8M.   ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -23-
   8N.   LABOR RELATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -23-
   8O.   FINANCIAL CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -23-
   8P.   DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -24-
   8Q.   STATUS UNDER CERTAIN FEDERAL STATUTES  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -24-

  9. REPRESENTATIONS OF THE PURCHASER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -24-

  10.  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -25-
   10A.  MAKE WHOLE AMOUNT TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -25-
   10B.  OTHER TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -26-

  11.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -34-
   11A.  PAYMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -34-
     11A.(1)  PAYMENTS IN RESPECT OF NOTES.   . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -34-
     11A.(2)  NO DEDUCTION OR SET-OFF.    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -35-
   11B.  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -35-
   11C.  CONSENT TO AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -36-
   11D.  PERSONS DEEMED OWNERS; PARTICIPATIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -36-
   11E.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT . . . . . . . . . . . . . .  . . . . -36-
   11F.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -36-
   11G.  DISCLOSURE TO OTHER PERSONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -36-
   11H.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -37-
   11I.  DESCRIPTIVE HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -37-
   11J.  SOLICITATION OF NOTEHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -37-
   11K.  REPRODUCTION OF DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -37-
   11L.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -38-
   11M.  CONSENT TO JURISDICTION AND SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -38-
   11N.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . -38-
   11O.  REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES  . . . . . . . . . . . . . . .  . . . . -38-


     11O(1).  REGISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -39-
     11O(2).  TRANSFER AND EXCHANGE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -39-
     11O(3).  REPLACEMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -39-
   11P.  COMPLIANCE BY SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -39-
   11Q.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -39-
   11R.  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -39-
   11S.  SUBSTITUTION OF PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -40-
   11T.  CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -40-



SCHEDULES AND EXHIBITS

PURCHASER SCHEDULE

EXHIBIT A               -    Form of Note

EXHIBIT B               -    Form of Warrant

EXHIBIT C               -    Wiring Instructions

EXHIBIT D               -    Registration Rights Agreement

EXHIBIT E               -    Form of Opinion of Counsel to the Company

EXHIBIT F               -    Form of Officers' Certificate

SCHEDULE 5J             -    Use of Proceeds

SCHEDULE 5H             -    Insurance Exceptions

SCHEDULE 6C(1)          -    Existing Liens

SCHEDULE 6D             -    Existing Debt

SCHEDULE 8A             -    Foreign Qualifications

SCHEDULE 8B             -    Stock Ownership

SCHEDULE 8D             -    Litigation

SCHEDULE 8E             -    Affiliates and Investments in Others

SCHEDULE 8J             -    ERISA Matters

                           BENTON OIL AND GAS COMPANY
                               1145 Eugenia Place
                         Carpinteria, California  93013


                                                             As of June 30, 1995


To:      The Purchasers Listed on the
         Purchasers Schedule Attached

Gentlemen:

         The undersigned, Benton Oil and Gas Company, a Delaware corporation (the "COMPANY"), agrees with you as follows:

                 1.               AUTHORIZATION AND RANKING.

                 1A.              AUTHORIZATION OF ISSUE OF NOTES AND WARRANTS.
The Company will authorize the issue and sale of its Senior Notes, in the aggregate principal amount of $20,000,000, to be dated the date of issue, to mature June 30, 2007, to bear interest on the unpaid principal balance from the date of issue until the principal shall have become due and payable at the rate of 13% per annum, payable semi- annually in arrears, and to bear interest on overdue principal, overdue premium and, to the extent permitted by law, overdue interest at the rate of 15% per annum, and to be substantially in the form of EXHIBIT A and will authorize the issue of warrants (collectively, the "WARRANTS") to be dated the date of issue, entitling the holder to purchase 125,000 shares of the Common Stock of the Company, par value $.01 per share (the "COMMON STOCK") substantially in the form of EXHIBIT B. The notes issued pursuant to this Agreement and any notes which may be issued hereunder in substitution or exchange for such notes are collectively referred to as the "NOTES".

                 1B.              RANKING.  The Notes will constitute the
direct senior obligations of the Company and will rank not less than pari passu in priority of payment with all other outstanding Debt of the Company, present or future, except for Debt which is preferred as a result of being secured (to the extent not prohibited by PARAGRAPH 6C(1) and then only to the extent of such security).

                 2.               PURCHASE AND SALE OF NOTES; CLOSING.

                 2A.              PURCHASE AND SALE OF NOTES.  Subject to the
terms and conditions of this Agreement, the Company shall sell to each of you (individually a "PURCHASER" and collectively, the "PURCHASERS"), and each Purchaser shall purchase from the Company, Notes of the respective principal amounts, or aggregate principal amount, set forth after such Purchaser's name in the PURCHASERS SCHEDULE at a price equal to 100% of such principal amount, registered in such Purchaser's name or that of the Purchasers' nominee or nominees specified in the PURCHASERS SCHEDULE.

                 2B.              CLOSING.  The purchase and sale of the Notes
shall take place at the offices of Sullivan & Worcester ("SPECIAL COUNSEL"), One Post Office Square, Boston, Massachusetts 02109, at a closing (the "CLOSING") to be held on June 30, 1995 or on such other date as the Purchasers and the Company may agree (the "CLOSING DATE"). At the Closing, the Company will deliver to each Purchaser the Notes or Note to be purchased by it, against payment of the purchase price therefor by transfer of immediately available funds in accordance with the wiring instructions stated on EXHIBIT C.

                 3. CONDITIONS OF CLOSING. The Purchasers' obligation to purchase and pay for the Notes is subject to the fulfillment to their satisfaction or their written waiver, on or before the Closing Date, of the following conditions:

                 3A.             WARRANTS AND REGISTRATION RIGHTS AGREEMENT.
The Company shall have executed and delivered the Warrants for the respective amounts of Common Stock set forth after each Purchaser's name in the Purchasers Schedule and a Registration Rights Agreement providing for registration of the resale by the Purchasers of the shares of Common Stock issuable upon exercise of the Warrants substantially in the form of EXHIBIT D (the "REGISTRATION RIGHTS AGREEMENT").

                 3B.             OPINION OF COMPANY COUNSEL.  The Purchasers
shall have received opinions from Emens, Kegler, Brown, Hill & Ritter Co., L.P.A., Baker & McKenzie and Simon, Peragine, Smith & Redfearn, L.L.R., each dated the Closing Date, addressed to the Purchasers and in form and substance satisfactory to them covering the matters set forth in EXHIBIT E. To the extent that the opinion referred to in this PARAGRAPH 3B is rendered in reliance upon the opinion of any other counsel, the Purchasers shall have received a copy of the opinion of such other counsel, dated the Closing Date and addressed to them, or a letter from such other counsel, dated the Closing Date and addressed to them, authorizing them to rely on such other counsel's opinion.

                 3C.             OPINION OF PURCHASERS' SPECIAL COUNSEL.  The
Purchasers shall have received from their Special Counsel an opinion satisfactory to them as to such matters incident to the transactions contemplated by this Agreement as they may reasonably request.

                 3D.             REPRESENTATIONS AND WARRANTIES; COMPLIANCE;
NO DEFAULT. The representations and warranties contained in PARAGRAPH 8 shall be true on and as of the Closing Date both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement; no Default or no Event of Default shall have occurred or be continuing as of the Closing Date both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement; the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or prior to the Closing; and the Company shall have delivered to the Purchasers an Officers' Certificate in the form of EXHIBIT F, dated the Closing Date, certifying as to the matters set forth in this PARAGRAPH 3D and the other matters set forth therein.

                 3E.             PURCHASE PERMITTED BY APPLICABLE LAWS.  The
offering, issuance, purchase and sale of, and payment for, the Notes and the offering and issuance of the Warrants on the Closing Date on the terms and conditions of this Agreement (including the use of the proceeds of the Notes by the Company) shall be permitted by the laws and regulations of each jurisdiction to which a Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by life insurance companies without restriction as to the character of the particular investment, shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other condition adverse to it under or pursuant to any applicable law or governmental regulation, and the Purchasers shall have received such certificates or other evidence as to matters of fact as they may reasonably request to enable them to determine whether such purchase is so permitted.

                 3F.             PRIVATE PLACEMENT NUMBERS.  Private Placement
Numbers shall have been assigned to the Notes and Warrants by Standard & Poor's CUSIP Service Bureau.

                 3G.             PROCEEDINGS.  All corporate and other
proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in substance and form to the Purchasers and their Special Counsel, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                 3H.             CONSENT OF OTHER PERSONS.  The Company shall
have received the written consent of all Persons whose consent is necessary for the transactions contemplated by this Agreement satisfactory in form and substance to the Purchasers.

                 3I.             APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.
The Purchasers shall have received written evidence satisfactory to them that CT Corporation has been irrevocably appointed, and has accepted such appointment, by the Company as its agent for service of process in the Commonwealth of Massachusetts.

                 4.              PREPAYMENT AND SCHEDULED REPAYMENT.  The
Notes may be prepaid only under the circumstances set forth in PARAGRAPH 4A and shall be repaid in accordance with PARAGRAPH 4B and 4E or upon any acceleration of final maturity as provided in PARAGRAPH 7A.

                 4A.             OPTIONAL PREPAYMENT WITH MAKE WHOLE AMOUNT.
The Company shall have the privilege at any time of prepaying the Notes at any time or from time to time in whole or in part (in minimum amounts of $1,000,000 or larger amounts which are integral multiples of $500,000), at 100% of the principal amount so prepaid, plus interest accrued thereon to the Settlement Date and the Make Whole Amount.

                 4B.             REQUIRED PREPAYMENT.  At the option of any
Holder, on any exercise of its Warrants, an aggregate principal amount of its Notes equal to the exercise price of such concurrently exercised Warrants shall be prepaid, without the Make Whole Amount.

                 4C.             NOTICE OF OPTIONAL PREPAYMENT.  The Company
shall give each Holder to be prepaid in whole or in part pursuant to PARAGRAPH 4A irrevocable written notice of such prepayment at least 30 days and not more than 60 days prior to the Settlement Date, (i) specifying the Settlement Date and the Called Principal of the Notes held by each such Holder, (ii) stating that such prepayment is to be made pursuant to PARAGRAPH 4A and (iii) providing an estimate of the Make Whole Amount payable on the Called Principal of such Holder's Notes (calculated as if the date of such notice were the date of prepayment) setting forth the date of such computation. Upon the giving of such notice, the Called Principal as specified in such notice, together with interest thereon to the Settlement Date and the Make Whole Amount shall become due and payable on the Settlement Date. On the date which is 2 Business Days prior to the Settlement Date, the Company shall deliver to the Holder of each Note being prepaid an Officers' Certificate setting forth in detail the calculations used in determining whether a Make Whole Amount is payable on such prepayment and the amount of such Make Whole Amount.

                 4D.             SCHEDULED REPAYMENT OF NOTES.  The Company
shall, on each June 30, beginning June 30, 2003, repay $4,000,000 of the aggregate principal amount of the Notes, each at 100% of the principal amount so paid plus interest accrued thereon to the date of repayment. On June 30, 2007, all remaining principal and accrued interest then outstanding under the Notes shall be repaid in full.

                 4E.             PREPAYMENT UPON CHANGE OF CONTROL.  The
Company shall give written notice (a "CHANGE OF CONTROL NOTICE") to each Holder not less than 30 nor more than 60 days prior to the occurrence of any event which may result in a Change of Control, or if the Company does not have knowledge that such an event is to occur until less than 30 days prior thereto, or until after the occurrence thereof, then as promptly as practicable, but in no event more than 5 days, after the Company first acquires knowledge that such an event is to occur or has occurred. The Change of Control Notice shall identify the event, the reason why such event may result in or has resulted in a Change of Control and the Persons involved, and shall include such financial and other information as is available to the Company or which may be obtained by the Company with reasonable effort that would be reasonably necessary for a Holder to make an informed decision as to whether to elect to require prepayment of its Notes under this PARAGRAPH 4E and shall set forth the proposed effective date for, or if the Change of Control has occurred, the actual date of, such Change of

Control. Any Holder may, by giving written notice to the Company of such election (an "ELECTION NOTICE") not later than 5 Business Days prior to the effective date of such Change of Control, if the Change of Control Notice is given at least 30 days prior to such effective date, and otherwise not later than 30 days after the Change of Control Notice is given, require the Company to prepay all of its Notes at 100% of the principal amount thereof plus interest accrued thereon to the Settlement Date and the Make Whole Amount.
Once given, any Election Notice may be revoked by notice, given any time up to the close of business on the last date an Election Notice could have been given with respect to the Change of Control Notice. If the proposed terms of a proposed Change of Control change substantially, or if any other event which may result in a Change of Control may or has occurred, the Company shall give each Holder a revised Change of Control Notice and each Holder shall then have another opportunity to elect to require prepayment of its Notes by delivering to the Company a new Election Notice or to revoke, by written notice to the Company, any prior Election Notice, not later than 30 days following the date such revised Change of Control Notice is given. The prepayment of a Holder's Notes pursuant to this PARAGRAPH 4E shall occur on the later of (a) the effective date of such Change of Control or (b) 3 Business Days following the date such Holder's Election Notice is given. Notwithstanding the foregoing, no prepayment shall be required pursuant to this PARAGRAPH 4E unless the Change of Control occurs or has occurred.

         On the date which is 2 Business Days prior to the Settlement Date of a prepayment under this PARAGRAPH 4E, the Company shall deliver to the Holder of each Note being prepaid an Officers' Certificate stating whether a Make Whole Amount is payable in connection with such prepayment and setting forth in detail the calculations used in making such determination.

         If the Company fails to give a Change of Control Notice and a Change of Control occurs or fails to give a proper Change of Control Notice as to a Change of Control which has occurred, any Holder may at any time after the occurrence of such Change of Control, without waiver of any right on the part of the Holder to accelerate its Notes pursuant to PARAGRAPH 7A, require the Company, on demand pursuant to this PARAGRAPH 4E, to prepay all of such Holder's Notes at 100% of the principal amount thereof plus accrued interest to the Settlement Date and the Make Whole Amount.

                 4F.            PAYMENTS PRO RATA.  Upon any partial
prepayment of the Notes pursuant to PARAGRAPH 4A and any scheduled repayment of the Notes pursuant to PARAGRAPH 4D, the principal amount so repaid plus the interest accrued thereon and the Make Whole Amount, shall be allocated among the Holders in proportion to the respective outstanding principal amounts of the Notes held by them. All payments made to the Holders on account of the Notes shall be applied first to incurred and unpaid Expenses, then to accrued interest (including accrued interest on interest and on the Make Whole Amount), then to the Make Whole Amount, and then to principal. All prepayment(s) of the Notes pursuant to PARAGRAPH 4A shall be applied to the obligations of the Company to make the scheduled repayments of principal required in PARAGRAPH 4D in inverse order of maturity.

                 4G.            RETIREMENT OF NOTES.  The Company shall not,
and shall not permit any Affiliate to, prepay or otherwise retire in whole or in part prior to their stated maturity (other than by prepayment pursuant to PARAGRAPH 4A or 4E, scheduled repayment pursuant to PARAGRAPH 4D or as required pursuant to PARAGRAPH 7A), or purchase or otherwise acquire, directly or indirectly, any Note held by any Holder unless the Company or such Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of any Note held by each other Holder at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the Required Holders accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders such offer shall be extended by the number of days necessary to give each such Holder at least 10 Business Days from its receipt of such notice to accept such offer. No Note so prepaid, repaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Affiliates shall thereafter be reissued or deemed to be outstanding for any purpose under this Agreement.

                 4H.            MAKE WHOLE AMOUNT.  The Company acknowledges
that the Make Whole Amount due at any optional or required prepayment of the Notes (including any prepayment required pursuant to any provision of this PARAGRAPH 4 or PARAGRAPH 7A) has been negotiated with the Purchasers to provide a bargained for rate of return on the Notes and is not a penalty.

                 5.               AFFIRMATIVE COVENANTS.

                 5A.            FINANCIAL AND OTHER REPORTING BY THE COMPANY.
The Company will deliver to each Holder and to any prospective Transferee of a Note designated by any Holder in writing to the Company:

                                  (i)    as soon as practicable and in any
                          event not more than 46 days after the end of each quarterly period in each fiscal year of the Company (except the fourth quarter), the consolidated (and, upon the request of any Holder, consolidating) balance sheet of the Company and its Subsidiaries as at the end of such quarterly period and, (except in the case of the first quarter), for the fiscal year to date and the related consolidated (and, upon the request of any Holder, consolidating) statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for such period(s) setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding fiscal year of the Company, all in reasonable detail and in accordance with GAAP and certified by the chief accounting officer or chief financial officer of the Company as fairly presenting the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows, in each case for the periods indicated, in conformity with GAAP (except as disclosed in the certificate of such chief accounting officer or chief financial officer with any changes in accounting policies discussed in reasonable detail), subject to changes resulting from year-end adjustments not material in scope or amount;

                                  (ii)    as soon as practicable and in any
                          event not more than 91 days after the end of each fiscal year of the Company, a balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for such year, and setting forth in each case, in comparative form, corresponding figures for the preceding fiscal year of the Company, all in reasonable detail and in accordance with GAAP and (a) in the case of such consolidated financial statements, accompanied by a report thereon of Deloitte & Touche or another Approved Auditor, which report shall be without limitations as to the scope of the audit and shall state that such financial statements present fairly the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise specified in such report) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and provides a reasonable basis for such opinion and (b) in the case of such consolidating financial statements, certified by the chief accounting officer or chief financial officer of the Company as presenting fairly in all material respects the information contained therein in accordance with GAAP, with a copy of each consolidated balance sheet, related consolidated statement of income and retained earnings and of cash flows and related report of the Approved Auditor to the NAIC Securities Valuation Office at 195 Broadway, New York, New York 10007;

                                  (iii)      together with each delivery of
                          financial statements of the Company and its Subsidiaries pursuant to SUBPARAGRAPHS (I) AND (II) of this PARAGRAPH 5A, a certificate of the chief accounting officer or chief financial officer of the Company (a) stating that the signer has reviewed the terms of this Agreement and the Notes and has made, or caused to be made under the signer's supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that to the best of his knowledge after reasonable investigation the signer has no knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto and (b) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of PARAGRAPHS 6A, 6B, 6C or 6D, (c) analyzing the principal changes in the results of operations of the Company and its Subsidiaries for such fiscal year or fiscal quarter from the results of operations of the Company and its Subsidiaries for the immediately preceding fiscal year or fiscal quarter; and (d) if not specified in the accompanying financial statements, specifying the aggregate amount of interest paid or accrued by the Company and its Subsidiaries and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries (except in the case of the Officers' Certificate delivered with the financial statements being delivered pursuant to SUBPARAGRAPHS (I) and (II) of this PARAGRAPH 5A, only if not specified in such financial statements);

                                  (iv)      together with each delivery of
                          financial statements pursuant to SUBPARAGRAPH (II) of this PARAGRAPH 5A, a certificate by the Company's Approved Auditor stating (a) that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters and that such review is sufficient to enable them to make the statement referred to in CLAUSE (C) of this SUBPARAGRAPH (IV), (b) whether, in the course of their audit examination, there has been disclosed the existence during the fiscal year covered by such financial statements (and whether they have knowledge of the existence as of the date of such accountants' certificate) of any condition or event which constitutes a Default or Event of Default under PARAGRAPHS 6A, 6B, 6C or 6D, and if during their audit examination there has been disclosed (or if they have knowledge of) such a condition or event, specifying the nature and period of existence thereof (it being understood, however, that such accountants shall not be liable to any Person by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards), and (c) that based on their annual examination nothing came to their attention in the course of their examination which causes them to believe that the information contained in the certificate of the Company's chief financial officer delivered therewith pursuant to SUBPARAGRAPH
                          (III) of this PARAGRAPH 5A is not correct or that the matters set forth in such certificate are not stated in accordance with the terms of this Agreement;

                                  (v)      as soon as practicable and in any
                          event not more than 90 days after the end of each fiscal year of the Company, a report as to the estimated discounted future net revenues attributable to proved oil and gas reserves of the Company and its Subsidiaries calculated in accordance with all applicable SEC, FASB and SPE requirements, standards and guidelines (before any state or federal income taxes) of the end of the year audited by Independent Petroleum Engineers (the "AUDITED REPORT");

                                  (vi)      promptly after receipt thereof by
                          the Company, copies of all material reports submitted to the Company by independent public accountants and consultants in connection with each annual, interim or special audit of the books of the Company or any of its Subsidiaries;

                                  (vii)      promptly after any Senior Officer
                          of the Company obtains knowledge (a) that a condition or event exists that constitutes a Default or Event of Default, (b) that any Holder has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (c) of any condition or event peculiar to the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (d) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in SUBPARAGRAPH (III) of PARAGRAPH 7A, (e) of the institution of any litigation involving claims against the Company or any of its Subsidiaries equal to or greater than $250,000 with respect to any single cause of action or $500,000 in the aggregate, (f) of the assertion by any Person of a claim for breach or violation of any Environmental Law or for damages resulting from such breach or violation against the Company, (g) of the assertion of any claim by any Person seeking injunctive relief against the Company or any of its Subsidiaries which would have a Material Adverse Effect, or (h) the occurrence of any default or event of default under any other agreement, instrument or note evidencing or pursuant to which any Debt other than that represented by the Notes, the outstanding principal amount of which exceeds $1,000,000, has been issued by the Company or any Subsidiary, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Company has taken, is taking or proposes to take in connection therewith (provided nothing in this SUBPARAGRAPH (VII) shall require the Company to disclose in such Officers' Certificate any information not otherwise known or discoverable by an opposing party in the event litigation or another proceeding has been or is instituted against the Company or a Subsidiary in connection with any such event, condition or claimed Default if discovery of such information by such opposing party could materially prejudice any rights or defenses of the Company or such Subsidiary with respect thereto);

                                  (viii)     promptly, and in any event within
                          5 days after any Senior Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any ERISA Affiliate proposes to take with respect thereto:

                          (a) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                          (b) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceeding under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; or

                          (c) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                                  (ix)      promptly after transmission
                          thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send or make available to public debtholders or stockholders and copies of all registration statements (without exhibits) and all reports which it files with the SEC or any stock exchange.

                                  (x) promptly after transmission thereof, copies of all such financial statements, notices, certificates and reports as it shall send to any other lender or group of lenders if the aggregate amount of Debt outstanding by the Company and its Subsidiaries to such lenders or group of lenders exceeds $ 5,000,000;

                                  (xi)      promptly after receipt thereof,
                          copies of any reports, statements and notices it may receive in accordance with Section 13(d) or 14(d) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC or the rules and regulations of any stock exchange; and

                                  (xii)      with reasonable promptness, such
                          other information and data with respect to the Company and its Subsidiaries as from time to time may be reasonably requested by any Holder.

                 5B.              INFORMATION REQUIRED BY RULE 144A.  The
Company will, upon the request of any Holder, provide such Holder, and any Qualified Institutional Buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A in connection with a resale or proposed resale of a Note.

                 5C.              INSPECTION OF PROPERTY.  Each of the Company
and its Subsidiaries will permit any Holder and any Person designated by any Holder, at such Holder's expense (unless such inspection shall be made during the continuance of a Default or after the occurrence of an Event of Default, in which event the reasonable expense of such inspection shall be borne by the Company), to visit and inspect any of the properties of the Company or its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss their affairs, finances and accounts with the principal officers of the Company or any of its Subsidiaries and (prior to the occurrence and continuance of a Default or Event of Default, upon consent of the Company (which consent shall not be unreasonably withheld), and during the continuance of a Default or after the occurrence of an Event of Default without the consent of the Company), its independent public accountants (and by this provision the Company authorizes such accountants to discuss with any Person so designated its affairs, finances and accounts), and, with respect to the corporate records, any counsel generally representing the Company or such Subsidiary in respect of such matters, all at such reasonable times and as often as such Holder may reasonably request.

                 5D.              CORPORATE EXISTENCE, ETC.  Each of the
Company and its Subsidiaries will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and qualify and maintain its qualification to do business and good standing in any jurisdiction where the failure to do so individually or in the aggregate would have a Material Adverse Effect.

                 5E.              PAYMENT OF TAXES AND CLAIMS.

                           (i) The Company and each of its Subsidiaries will file all Tax returns required to be filed in any jurisdiction and pay any Taxes shown to be due and payable on such returns and all other Taxes imposed upon them or any of their properties or assets or in respect of any of their franchises,
                           business, income, sales and services, or     profits
                           when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of their properties or assets, provided that no such Tax or claim need be paid if (i) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and
                          (ii) the failure to pay such Tax or claim would not, if such contest were adversely determined, have a Material Adverse Effect.

                                  (ii)      The Company will not consent to or
                          permit the filing of or be a party to any consolidated income tax return on behalf of itself or any of its Subsidiaries with any Person (other than a consolidated return that includes solely the Company and its Subsidiaries); provided any of the Company's Venezuelan Subsidiaries may obtain the benefit of tax losses incurred by third parties against its Venezuelan income if such arrangement (i) is in accordance with applicable law and customary practice in Venezuela and (ii) does not cause the Company or any of its Subsidiaries to become directly or indirectly liable on or for any Debt of or tax imposed on such third party.

                 5F.            COMPLIANCE WITH LAWS, ETC.  Each of the
Company and its Subsidiaries will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws), the violation of which would either individually or in the aggregate have a Material Adverse Effect and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failure to obtain or maintain in effect such licenses, permits, franchises and other governmental authorizations would not, individually and in the aggregate, have a Material Adverse Effect.

                 5G.            MAINTENANCE OF PROPERTIES AND LEASES.  Each
of the Company and its Subsidiaries will maintain, in good repair and working order and condition (other than ordinary wear and tear) all properties used or useful in their respective businesses, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions and improvements thereof as needed and comply in all material respects with the provisions of all leases or licenses under which it leases or licenses any such properties.

                 5H.            INSURANCE.  Except as set forth in SCHEDULE
5H, each of the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, rated at least A or A+ by A.M. Best, insurance with respect to its properties and business of such type and in such forms and amounts and against such risks as is reasonable and prudent in the circumstances and in any event as are customarily insured against by Persons of like size and established reputation engaged in the same or similar business and similarly situated.

                 5I.            SCOPE OF BUSINESS.  Each of the Company and
its Subsidiaries will engage only in the Oil and Gas Business.

                 5J.            USE OF PROCEEDS.  Each of the Company and its
Subsidiaries will use the proceeds of the sale of the Notes only as designated on SCHEDULE 5J and not for any purpose which would violate any applicable law or governmental regulation or which is otherwise prohibited under PARAGRAPH 8I.

                 5K.            ENVIRONMENTAL COMPLIANCE.  Each of the
Company and its Subsidiaries will (i) obtain and maintain, all permits, licenses, and other authorizations that are required under all Environmental Laws, and (ii) comply with all terms and conditions of all such permits, licenses, and authorizations and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Laws or in any regulation, ordinance, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder, except to the extent that failure so to do does not have a Material Adverse Effect and (iii) operate all property owned or leased by it such that no claim or obligation, including a clean-up obligation, which would have a Material Adverse Effect, shall arise under any Environmental Law, and if any claim is made against the Company or any of its Subsidiaries or any such obligation shall arise (regardless of whether such claim or obligation would have a Material Adverse Effect) under any Environmental Law, the Company or such Subsidiary at its own cost and expense, timely satisfy such claim or obligation; provided to the extent the Company or a Subsidiary has, pursuant to an Operating Agreement, delegated the operation of oil and gas properties to a third party (an "OPERATOR"), the Company shall be required with respect to such properties to directly take only such actions to ensure compliance with this PARAGRAPH 5K as are permitted to it by such Operating Agreement but shall otherwise use its best efforts to ensure that the Operator takes all such actions necessary to ensure compliance with this PARAGRAPH 5K.

                 5L.          MAINTENANCE OF BOOKS AND RECORDS.  Each of
the Company and its Subsidiaries will do the following: (i) keep proper records and books of account with respect to its business activities in which proper entries are made in the ordinary course of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books adequate reserves with respect to all Taxes, assessments, charges, levies and claims; and (iii) set up on its books reserves against doubtful accounts receivable, advances and all other proper reserves (including reserves for depreciation, obsolescence or amortization of its property). All determinations pursuant to this PARAGRAPH 5L shall be made in accordance with, or as required by, GAAP reflecting all of the Company's and its Subsidiaries' financial transactions. Notwithstanding the foregoing, the Company and its Subsidiaries may make adjustments and changes in the manner in which their books and records are kept; provided, that:

         (a) all such adjustments and changes shall be required or permitted by GAAP but need not conform with the prior accounting practice of the Company, such Subsidiary or any predecessor of the Company;

         (b) each Holder shall be given written notice of all such changes or adjustments with the financial statements required by PARAGRAPH 5A(i) for the quarter in which such change occurred and a year-end listing and description of all such changes and adjustments and the effect thereof by the Approved Auditor which provided the financial statements required by PARAGRAPH 5A(ii); and

         (c) the financial covenants and ratios set forth in PARAGRAPH 6A shall continue to be calculated without regard to such adjustments or changes unless and until each Holder has consented thereto.

                 5.1M.            PAYMENT OF TRADE PAYABLES.  Each of the
Company and its Subsidiaries will pay all Trade Payables promptly in accordance with their terms.

                 6.        NEGATIVE COVENANTS.

                 6A.       FINANCIAL COVENANTS.  The Company will not:

                 6A(1).    CURRENT RATIO.  Permit its Current Ratio,
calculated as of the last day of any fiscal quarter, to be less than 1.1 to 1.0.

                 6A(2).    FUNDED DEBT.  Permit its Consolidated Funded Debt
calculated (i) as of the last day of any fiscal quarter to exceed 60% of Net Worth as of such day and (ii) as of the last day of June and December in each year to exceed the sum of (x) 100% of the Oil and Gas Reserve Estimate attributable to proven oil and gas reserves in the United States, (y) working capital to the extent held in unrestricted cash in commercial banks which are members of the Federal Reserve System and are chartered under the laws of the United States of America or any state thereof or the District of Columbia, and (z) 10% of the Oil and Gas Reserve Estimate attributable to proved oil and gas reserves in Venezuela through 1998, provided in the case of the reserves in Venezuela, there is no payment default under the Lagoven Operating Agreement.

                 6B.            RESTRICTED PAYMENTS.  The Company and its
Subsidiaries will not make or declare any Restricted Payments other than:

                                  (i)      any Restricted Payment by a
                          Subsidiary to the Company or to another Subsidiary, if for the purpose of enabling the receiving Subsidiary to make a Restricted Payment to the Company;

                                  (ii)      any dividend payable to a holder
                          (other than the Company or another Subsidiary) of capital stock (other than Preferred Stock) of a Subsidiary; provided that such dividend is paid concurrently with the payment of a dividend by such Subsidiary to the Company or another Subsidiary and the amount of such dividend does not exceed such holder's pro rata share (based on such holder's percentage ownership of the outstanding capital stock of such Subsidiary) of the aggregate amount of the dividend payable to all holders of capital stock of such Subsidiary;

                                  (iii)     any dividend, distribution or
                          other payment on or with respect to capital stock of the Company to the extent payable solely in shares of common stock of the Company; and

                                  (iv)      payments due on, and in accordance
                          with the terms of, the Benton-Vinccler Promissory
                          Notes.

                 6C.              LIENS AND OTHER RESTRICTIONS.  The Company
                   and its Subsidiaries will not:

                 6C(1).    LIENS.  Create, assume or suffer to exist any Lien
on their respective properties or assets, whether now owned or hereafter acquired or upon any income or profits therefrom or proceeds of dispositions thereof, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of their general creditors except for:

                                  (i)      Liens on property acquired
                          constructed or improved after the Closing Date; provided, however, that each such Lien (a) is confined solely to the property so acquired, improvements thereto and proceeds thereof, (b) secures only the purchase price for or cost of construction or improvements of such property and the Debt secured by such Lien does not exceed 80% of the purchase price or cost of construction or improvement, (c) the Debt secured by such Lien is incurred at the time of the acquisition or within 90 days following the date of acquisition, and (d) the Debt secured thereby would otherwise be permitted by PARAGRAPH 6C(8);

                                  (ii)      Liens representing any renewal,
                          refunding or extension of any Lien permitted by CLAUSE (I) of this PARAGRAPH 6C(1) provided that the principal amount secured and then outstanding is not increased, the Lien is not extended to other property and the Debt secured thereby would be permitted under PARAGRAPH 6C(8);

                                  (iii)      Liens, and other charges
                          incidental to the conduct of their business, or the ownership of their property (including charges for Taxes or otherwise arising by operation of law, mechanics', operators', carriers', workers', repairmen's, warehousers' or other similar liens), which are not incurred in connection with the borrowing of money or the securing of Debt, provided in each case the obligation secured is not overdue or is being contested in good faith by appropriate actions or procedures promptly instituted and diligently conducted and such reserves as shall be required by GAAP shall have been made therefor and which in the aggregate do not have a Material Adverse Effect;

                                  (iv)      Liens existing as of this date
                          described on SCHEDULE 6C(1) securing Debt described in PARAGRAPH 6C(8)(II) and any Liens securing the Debt represented by the Notes;

                                  (v)      deposits or pledges to secure
                          worker's compensation, unemployment insurance, old age benefits or other social security obligations or retirement benefits;

                                  (vi)      Liens arising out of deposits in
                          connection with, or to secure the performance of, bids, tenders, trade contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds, performance bonds or other pledges or deposits for purposes of like nature in the ordinary course of business;

                                  (vii)      Liens arising under Title IV of
                          ERISA which would not have a Material Adverse Effect;

                                  (viii)      survey exceptions or
                          encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event have a Material Adverse Effect or materially impair their use in the operation of the business of the Company or such Subsidiary;

                                  (ix)      Liens on inventory, accounts
                          receivable and/or oil and gas properties securing Working Capital Facilities;

                                  (x)       Liens on the assets of the Russian
                          Joint Venture incurred in connection with project financing; and

                                  (xi)      Cash deposits or pledges not
                          exceeding $500,000 in the aggregate securing the H&P Letter of Credit.

                 6C(2).    LOANS, ADVANCES AND INVESTMENTS.  Make or permit
to remain outstanding any loan or advance to, or extend credit to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in (including without limitation any equity interest in any partnership, association, joint venture or other organization, whether or not a legal entity), or make any capital contribution to any Person (collectively, "INVESTMENTS"), except that each may:

                                  (i)      make Investments received in
                          settlement of debts (created in the ordinary course of business) owing to it provided any such investment is in the form of stock of a class publicly traded on a national securities exchange and represents less than 5% of the equity interest or the voting rights in the issuer of such stock;

                                  (ii)      make Investments in securities
                          issued or directly and fully and unconditionally guaranteed or insured by the United States of America or any agency thereof backed by the full faith and credit of the United States of America and maturing within one (1) year from the date of acquisition; demand deposits in banks in the ordinary course of business (not for investment purposes); time deposits, or certificates of deposit denominated in United States dollars maturing within one (1) year from the date of acquisition issued by commercial banks which are members of the Federal Reserve System and chartered under the laws of the United States of America or any state or the District of Columbia, whose short-term securities are rated at least A-1 (or then existing equivalent) by Standard & Poor's Corporation and at least P-1 (or then existing equivalent) by Moody's Investors Service, Inc.

                          and having capital and surplus in excess of $100,000,000; tax exempt auction rate securities and municipal preferred stock, in each case with a reset of not more than 35 days and rated at least AA (or then existing equivalent) by Standard & Poor's Corporation; and prime commercial paper maturing not more than 270 days from the date of acquisition, having as at any date a rating of at least A-1 (or the existing equivalent) from Standard & Poor's Corporation or at least P-1 (or then existing equivalent) from Moody's Investors Service, Inc. and issued by a corporation organized in any state of the United States of America or the District of Columbia;

                                  (iii) endorse negotiable instruments for collection and own its accounts receivable in the ordinary course of business;

                                  (iv)       permit to remain outstanding any
                          Investments in any Subsidiary outstanding as of the date of this Agreement;

                                  (v)      make Investments in the Russian
                          Joint Venture provided the aggregate of all such Investments made by the Company and its Subsidiaries, excluding Investments made solely with the proceeds of Non-Recourse Debt payable solely from the assets of the Russian Joint Venture, (i) through December 31, 1995, whether made prior to or after the Closing Date, shall not exceed $26,000,000; (ii) during the period from the Closing Date and through December 31, 1995, shall not exceed $8,757,380 and (iii) after December 31, 1995, shall not exceed an aggregate amount equal to 10% of the positive Consolidated Cash Flow for the period commencing on January 1, 1996 through the fiscal quarter of the Company then most recently ended taken as a single accounting period; and

                                  (vi)    permit to remain outstanding loans
                          outstanding as of the date of this Agreement to the Company's officers and directors provided the aggregate principal amount of all such loans on the Closing Date does not exceed $1,000,000 and as of April 30, 1996, the aggregate principal amount outstanding on such loans does not exceed $100,000; and

                                  (vii) enter into any Operating Agreement, so long as (a) the interest of the Company or such Subsidiary in the oil and gas properties which are the subject of the operating agreement and the hydrocarbons or other mineral products derived therefrom are owned directly by the Company or such Subsidiary, (b) the Operating Agreement does not grant any Lien on the Company's or such Subsidiary's ownership interest in such properties or products derived therefrom or permit any third party to restrict in any manner the ability of the Company or such Subsidiary to use, transfer, sell or otherwise dispose of its ownership interest (excluding, in each case, any agreement to sell such products to a third party or parties so long as such agreement was negotiated on an arm's-length basis) and (c) no independent legal entity is created by the Operating Agreement.

                 6C(3).    SALE OF STOCK AND DEBT OF SUBSIDIARIES.  Either
directly or indirectly by the issuance of rights, options for or securities convertible into or exchangeable for such shares, issue, sell or otherwise dispose of, or part with control of, any shares of capital stock (other than directors' qualifying shares) or Debt of any Subsidiary, except for (i) the issuance, sale or other disposition of shares of such capital stock or Debt to the Company or another Wholly-Owned Subsidiary, and (ii) the issuance of Debt otherwise permitted under PARAGRAPH 6C(8).

                 6C(4).    MERGER AND SALE OF ASSETS.  Merge or consolidate
with any other Person or sell, lease or transfer or otherwise dispose of their respective assets to any Person or Persons, except, that

                                  (i)    any Subsidiary of the Company may
                          merge or consolidate with or sell, lease, transfer or otherwise dispose of all or any of its assets to the Company or a Wholly-Owned Subsidiary of the Company (provided, that the Company or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation and the acquiring or surviving entity is a corporation organized under the laws of, and having its principal place of business in, a state of the United States of America or the District of Columbia);

                                  (ii)    the Company may merge or consolidate
                          with any other corporation provided that (a) the Company shall be the continuing or surviving corporation; and (b) immediately after giving effect to such transaction, (x) were the Company to incur an additional $1.00 of Debt, no Default or Event of Default would result therefrom and (z) no Default or Event of Default exists immediately before or immediately after such merger or consolidation or would otherwise reasonably be anticipated to result therefrom;

                                  (iii)    the Company or any of its
                          Subsidiaries may sell, transfer or otherwise dispose of some or all of their respective properties or assets (other than Debt or capital stock of a Subsidiary) for fair and adequate consideration (a "DISPOSITION"); provided, however, that immediately after giving effect to any such Disposition, the aggregate book value, as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Holders pursuant to PARAGRAPH 5A(I) or 5A(II), as the case may be, of all such properties and assets so sold by the Company and its Subsidiaries ("ASSETS SOLD") during the immediately preceding 36 month period, less the aggregate amount of Qualifying Reinvestments then made by the Company and its Subsidiaries during such 36 month period, does not exceed 25% of Total Assets at the end of the fiscal quarter of the Company immediately preceding such Disposition and the aggregate book value of all Assets Sold, less the aggregate amount of Qualifying Reinvestments then made by the Company and its Subsidiaries since the Closing Date does not exceed 30% of Total Assets at the end of the fiscal quarter of the Company immediately preceding such Disposition; and

                                  (iv)    the Company and its Subsidiaries may
                          sell inventory in the ordinary course of business and dispose of fully depreciated, obsolete Fixed Assets for salvage or scrap.

For purposes of SUBPARAGRAPH (IV) of this PARAGRAPH 6C(4), a "QUALIFYING REINVESTMENT" is the use of proceeds of Assets Sold to purchase not more than 90 days prior to or more than 180 days after the date of such Disposition (x) tangible, depreciable assets or equipment or real property or depreciable improvements thereon usable in any business conducted by the Company or the Person owning the Assets Sold, or (y) either (1) purchase all of the outstanding capital stock or other equity interests of a Person which is immediately after such purchase a Subsidiary and is engaged in any business conducted by the Company or the Person owning the Assets Sold, or (2) purchase all or substantially all of the assets and business of a Person which is engaged in any business conducted by the Company or the Person owning the Assets Sold or to fund seismic, geological and geophysical studies, drilling, completion and similar activities reasonably expected to create an interest in oil and gas properties for the Company or the Person owning the Assets Sold.

                 6C(5).    SUBSIDIARY DIVIDEND AND OTHER RESTRICTIONS.
Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on capital stock of any Subsidiary owned by the Company or any other Subsidiary, (ii) pay any Debt owed to the Company or any other Subsidiary, (iii) make any Investment in the Company or any Subsidiary or (iv) transfer any of its property or assets to the Company or any other Subsidiary, except (a) any other encumbrance or restriction pursuant to this Agreement or any other agreement in effect on the date of this Agreement and set forth in SCHEDULE 6C(5), (b) any encumbrance or restriction arising under law or any instrument granting a Lien permitted under PARAGRAPH 6C(1)(ix) and (c) any restriction arising under customary non-assignment and non-subletting clauses in leases.

                 6C(6).    TRANSACTIONS WITH AFFILIATES.  Directly or
indirectly, engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the payment of salary, bonuses and other compensation for services rendered) with any present or former stockholder, officer or Affiliate (other than the Company or another Wholly-Owned Subsidiary), or to any successor, assign, Affiliate or transferee thereof, except in the ordinary course of business pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon commercially reasonable terms which are no less favorable to the Company or such Subsidiary than those which might be obtained at arms' length between unaffiliated parties.

                 6C(7).    SALE AND LEASEBACK.  Enter into any Sale and
Leaseback Transaction, unless the obligation incurred and evidenced by such leasing arrangement would be a Capitalized Lease Obligation permitted to be incurred by PARAGRAPH 6C(8).

                 6C(8).    DEBT.  Create, incur, assume or otherwise become
or remain directly or indirectly liable with respect to any Debt or issue or permit the issuance of any Preferred Stock constituting Debt of the Company or a Subsidiary, except:

                                  (i)      the Debt represented by the Notes;

                                  (ii)      Debt existing as of the date of
                          this Agreement and described in SCHEDULE 6D and any Debt which is a renewal or refunding of such Debt provided the principal amount then outstanding is not increased and the date of any scheduled payment thereunder is not extended;

                                  (iii)      Preferred Stock issued and
                          outstanding as of the date of this Agreement provided the terms of such Preferred Stock are not amended after the Closing Date;

                                  (iv)       the Working Capital Facilities;

                                  (v)        the H&P Letter of Credit; other
                          Performance Letters of Credit with respect to which the account party is the Company or any Subsidiary, if the reimbursement obligation of the Company or such Subsidiary thereunder is unsecured; and unsecured obligations of the Company or any Subsidiary to reimburse any other Person for all or a portion of such other Person's obligations with respect to any Performance Letter of Credit which secures the performance of obligations of the Company or a Subsidiary (in addition to any performance obligations of such other Person which such Performance Letter of Credit may secure) under any contract entered into by the Company or any Subsidiary in the ordinary course of its Oil and Gas Businessprovided that the aggregate amount of Debt outstanding pursuant to this CLAUSE (v) shall not at any time exceed $50,000,000;

                                  (vi)      Debt of the Company if the
                          aggregate amount of such Debt does not exceed at any time the aggregate amount of Lagoven Receivables to become due and payable within the next forty-five days and is secured solely by the Lagoven Receivables and at the time of incurrence of such Debt, all Lagoven Receivables due and payable on or prior to such date have been paid in full; and

                                  (vii) other Debt of the Company (including the issuance of Preferred Stock constituting Debt) if such other Debt is unsecured and is junior to or ranks pari passu with the Debt represented by the Notes;

provided, at the time of incurrence or issuance thereof and after giving effect thereto and the retirement of any Debt to be retired substantially currently therewith, (a) in the case of Debt incurred pursuant to CLAUSES (iv), (v), (vi) OR (vii), no Event of Default or Default exists or would otherwise reasonably be anticipated to result from such transaction and (b) in the case of Debt incurred pursuant to CLAUSES (iv), (vi) OR (vii), the financial tests set forth in PARAGRAPH 6A, calculated on the basis of the most recently available financial information, would be satisfied on a pro forma basis.

                 6D.            COMPLIANCE WITH ERISA.  The Company covenants
that it will not, and will not permit any Related Person to:

                                  (i)      engage in any transaction in
                          connection with which the Company or any Related Person could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer
                          Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of business operations or an amendment of a Plan within the meaning of Section 4041(e) of ERISA), which could result in any liability of the Company of any Related Person to the PBGC, to a Plan, to a Plan participant, to the Department of Labor or to a trustee appointed under Section 4042(b) or (c) of ERISA), incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under
                          Section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in Section 3(1) of ERISA), fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, the Company or any Related Person is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan);

                                  (ii)     at any time permit the termination
                          of any defined benefit pension plan intended to be qualified under Section 401(a) and Section 501(a) of the Code unless such plan is funded so that the value of all benefit liabilities upon the termination date does not exceed the then current value of all assets in such plan; or

                                  (iii)    if the Company or any Related
                          Person becomes obligated under a Multiemployer Plan, permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company or any Related Person or the aggregate liability under Title IV of ERISA incurred by the Company or any Related Person to exceed any amount the payment of which would have a Material Adverse Effect.

For the purposes of SUBPARAGRAPH (iii) of this PARAGRAPH 6D, the amount of the withdrawal liability of the Company and the Related Persons at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under subtitle E of Title IV of ERISA, it and its Related Persons will have no liability, provided that the Company shall obtain promptly written advice from independent actuarial consultants supporting such determination. The Company agrees that it will (x) once in each calendar year, beginning in 1993, request and obtain a current statement of withdrawal liability from each Multiemployer Plan to which the Company or any Related Person is or has been obligated to contribute and
(y) transmit a copy of such statement to each Holder, within 15 days after the Company receives the same. As used in this PARAGRAPH 6D, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code, the terms "present value" and "current value" have the meanings specified in section 3 of ERISA, the term "benefit liabilities" has the meaning specified in section 4001(a)(16) of ERISA and the term "amount of unfunded liabilities" has the meaning specified in section 4001(18) of ERISA.

                 7.               EVENTS OF DEFAULT.

                 7A.            ACCELERATION.  If any of the following events
shall occur or conditions shall exist and be continuing for any reason whatsoever, and whether such occurrence or condition shall be voluntary or involuntary or come about or be effected by operation of law or otherwise (any such occurrence or condition and continuance shall constitute an "EVENT OF DEFAULT"):

                          (i) the Company defaults in the payment of any principal or the Make Whole Amount of, any Note when the same becomes due, whether by the terms thereof or otherwise as provided by the terms of this Agreement; or

                                  (ii) the Company defaults in the payment of any interest on any Note when the same shall become due, either by the terms thereof or otherwise as provided by the terms of this Agreement and such default continues for 3 days thereafter; or

                                  (iii)      the Company or any Subsidiary
                          defaults (whether as primary obligor or guarantor or surety) in any payment of principal of, premium, if any, or interest on any Debt other than that evidenced by the Notes beyond any period of grace provided with respect thereto, the outstanding principal amount of which Debt exceeds $1,000,000 in the aggregate, or fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing), and the effect of such default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such Debt to become due or to be required to be repurchased prior to any stated maturity; or

                                  (iv) any representation or warranty made by the Company in the Transaction Documents, or in any writing furnished in connection with or pursuant to this Agreement shall be false, incorrect or misleading in any material respect; or

                                  (v)      the Company or any Subsidiary fails
                          to perform or observe any covenant contained in PARAGRAPH 5D, 6A, 6B or 6C; or

                                  (vi) the Company or any Subsidiary fails to perform or observe any other agreement, term or condition of any of the Transaction Documents and such failure shall not be remedied within 30 days of such failure; or

                                  (vii)      the Company or any Subsidiary
                          voluntarily or involuntarily suspends or discontinues operations (other than temporary shutdowns in accordance with customary business practices); or liquidates all or substantially all of its assets; or is generally not paying, or admits in writing that it is not able to pay, its debts as such debts become due or otherwise becomes insolvent; or files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; or takes corporate action for the purpose of any of the foregoing; or

                                  (viii)      a petition for relief or
                          reorganization or arrangement or any other petition in bankruptcy, for liquidation, dissolution or winding up of the Company or any Subsidiary or to take advantage of any bankruptcy or insolvency law of any jurisdiction is filed against the Company or any Subsidiary without the consent or other acquiescence of the Company or such Subsidiary and such petition is not dismissed within 30 days; or

                                  (ix)      a Governmental Authority enters an
                          order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, and such order remains unstayed and in effect for 30 days; or

                                  (x)      a final judgment or judgments for
                          the payment of money in which the aggregate amount of such judgment or of all such judgments exceeds $250,000 (net of insurance proceeds, if any) is rendered against the Company or any Subsidiary and within 10 days thereof such judgment or judgments are not discharged or execution thereof stayed pending appeal, or within 10 days after the expiration of any such stay, such judgment or judgments are not discharged; or

                                  (xi)      if (i) any Plan shall fail to
                          satisfy the minimum funding standards of ERISA or the Code for any year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4041 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,
                          (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $100,000, (iv) the Company or any ERISA Affiliate shall have incurred or be reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this CLAUSE (xi), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

                                  (xii) the report of the Approved Auditor with respect to any of the audited consolidated financial statements of the Company and its Subsidiaries furnished pursuant to PARAGRAPH 5A(ii) for any fiscal year shall state that such financial statements do not present a true and fair view of the Company's and its Subsidiaries state of affairs and profit (or loss) as of the close of such fiscal year on a consolidated basis, or shall contain any Impermissible Qualification;

then (a) if such occurrence or continuance is an Event of Default specified in SUBPARAGRAPH (vii), (viii) OR (ix) of this PARAGRAPH 7A, each Note at the time outstanding shall automatically become due and payable at 100% of the principal amount thereof together with all interest accrued thereon and together with the Make Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company; (b) if such occurrence or continuance is an Event of Default specified in SUBPARAGRAPH (i) OR (ii) of this PARAGRAPH 7A, at the option of any Holder, each Note held by such Holder at the time outstanding shall become immediately due and payable at 100% of the principal amount thereof together with all interest accrued thereon and together with the Make Whole Amount, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company; and (c) if such occurrence or continuance is any other Event of Default, the Required Holder(s) may at its or their option declare each Note to be, and each Note shall thereupon be and become, immediately due and payable at 100% of the principal amount thereof together with all interest accrued thereon and together with the Make Whole Amount, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

                 7B.            RESCISSION OF ACCELERATION.  At any time
after any Note shall have been declared immediately due and payable pursuant to CLAUSE (B) or (C) of the last paragraph of PARAGRAPH 7A, the Required Holder(s) may, by written notice to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all interest, principal and Make Whole Amount payable on the Notes, which have become due otherwise than by reason of such declaration, and interest on any overdue interest, principal and Make Whole Amount, if any, at the amount specified in this Agreement, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to PARAGRAPH 11C, and
(iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement solely by reason of such declaration. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

                 7C.            NOTICE OF ACCELERATION OR RESCISSION.
Whenever any Note shall be declared immediately due and payable pursuant to PARAGRAPH 7A, or any such declaration under CLAUSE (B) or (C) of PARAGRAPH 7A shall be rescinded and annulled pursuant to PARAGRAPH 7B, the Company shall forthwith give written notice thereof to each other Holder at the time outstanding; provided the failure to give such notice shall not affect the validity of any such declaration, recision or annulment.

                 7D.            OTHER REMEDIES.  If any one or more Defaults
or Events of Default shall occur and be continuing, irrespective of whether any Notes have become or have been declared immediately due and payable, any Holder may proceed to protect and enforce its rights under the Transaction Document by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law or by any other appropriate proceeding, whether for specific performance of any covenant or other agreement contained in a Transaction Document or in aid of the exercise of any power granted in a Transaction Document, in such order as the Holder may determine in its sole discretion. No remedy conferred in a Transaction Document upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or failure or delay by any Holder in exercising any right, power or remedy under a Transaction Document or any other document executed in connection therewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy hereunder or thereunder.

                 8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that:

                 8A.            ORGANIZATION, ETC.  The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each of its Subsidiaries is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth in SCHEDULE 8A and each of the Company and its Subsidiaries has all requisite the corporate power and authority to own, operate and lease its property and to carry on its business as now being conducted and to execute, deliver and perform each Transaction Document and issue and sell the Notes. The Company and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the failure to be so would, individually or in the aggregate, have a Material Adverse Effect. SCHEDULE 8A sets forth each jurisdiction in which the Company or any of its Subsidiaries is qualified or authorized to do business as a foreign corporation. Each Transaction Document has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by authorized officers of the Company and are the legal, valid and binding obligations of the Company, and, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement or priority of creditors' rights generally, now or hereafter in effect, and subject to the provision that equitable remedies shall be within the discretion of the court having jurisdiction to exercise the same, are enforceable in accordance with their respective terms.

                 8B.            STOCK OWNERSHIP.  All of the outstanding
capital stock of the Company is validly issued, fully paid and non- assessable. Except as set forth in SCHEDULE 8B, no Person or group of Persons (including all directors and executive officers as a group) owns beneficially or of record more than 5% of the Voting Stock of the Company. There are no Subsidiaries of the Company other than those listed in SCHEDULE 8A. All of the outstanding capital stock of each of the Subsidiaries is validly issued and, except as set forth in SCHEDULE 8B, fully paid and non-assessable, and is 100% owned directly by the Company or, if not, is owned by the Persons and in the amounts listed on
SCHEDULE 8B, which Persons collectively, with the Company, own 100% of the issued and outstanding shares of capital stock of each such Subsidiary, and all such capital stock owned by the Company or any other Subsidiary is owned free and clear of any Lien of any kind and the Company or such other Subsidiary has the right, subject only to limitations imposed by applicable law to receive dividends and distributions on such capital stock. Except as set forth in
SCHEDULE 8B, the Company and its Subsidiaries do not have outstanding any rights, options, warrants or other agreements which would require them to issue any additional shares of their capital stock.

                 8C.            BUSINESS; FINANCIAL STATEMENTS; NO CHANGES.
The Company has furnished the Purchasers with the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31 in each of the years 1993 and 1994 and the related consolidated statements of operations and stockholders' equity for the periods of twelve months ended on each such date and with the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1995 and the related consolidated statements of operations and stockholders' equity for the three months ended on such date. The financial statements referred to in this PARAGRAPH 8C, including any related schedules and/or notes (the "FINANCIAL STATEMENTS"), are true and correct in all material respects, have been prepared in accordance with GAAP and show all liabilities of the Company and its Subsidiaries required to be shown therein in accordance with such principles. The balance sheets included in the Financial Statements fairly present the condition of the Company and its Subsidiaries on a consolidated basis as at the dates thereof, and the statements of operations and stockholders' equity included in the Financial Statements fairly present the results of the operations and the stockholders' equity of the Company and its Subsidiaries on a consolidated basis for the periods indicated. Since December 31, 1994, there have been no developments or changes affecting the business, assets, liabilities, condition (financial or otherwise) of the Company or any of its Subsidiaries which has had or, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                 8D.            ACTIONS PENDING.  Except as set forth on
SCHEDULE 8D, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company threatened, against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body other than those which individually and in the aggregate do not and will not, in the future have a Material Adverse Effect.

                 8E.            TITLE TO PROPERTIES.  Each of the Company and
its Subsidiaries has good and marketable title to its real properties (other than properties which it leases) and good title to all of its other properties and assets, including the properties and assets reflected in the balance sheet as of December 31, 1994 included in the Financial Statements (other than properties and assets disposed of since such date in the ordinary course of business), subject to no Lien of any kind except Liens permitted by PARAGRAPH 6C(1). The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the conduct of their respective businesses as now conducted and all such leases are valid and subsisting and are in full force and effect. The Company and each of its Subsidiaries owns or has the right to use (under agreements or licenses which are in full force and effect) all patents, copyrights, trademarks, trade names, service marks or other intellectual or industrial property rights necessary for the Company or such Subsidiary to conduct its business now conducted without any known conflict with the rights of others.

                 8F.            AFFILIATES AND INVESTMENTS IN OTHERS.  Except
as set forth on SCHEDULE 8F, the Company and its Subsidiaries have no Affiliates and do not own any stock or securities or have any beneficial or equity interest in any Person other than ownership of stock or securities of a Person of a class publicly traded on a national securities exchange representing not more than 5% of the total combined voting power of all classes of Voting Stock of such Person or more than 5% of beneficial or equity interest in such Person.

                 8G.            TAX RETURNS AND PAYMENTS.  Each of the
Company and its Subsidiaries has filed all Federal, State, local and foreign income tax returns, franchise tax returns, real and personal property tax returns and other tax returns required by law to be filed by or on its behalf of or with respect to its properties or assets, and all Taxes, assessments and other governmental charges imposed upon any of the Company and any of its properties, assets, income or franchises which are due and payable have been paid, other than those presently payable without penalty or interest and those presently being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as may be required by GAAP have been made. The changes, accruals and reserves on the books of the Company and its Subsidiaries in respect of any Taxes for all periods are adequate and the Company knows of no unpaid assessment for additional Taxes for any period or any basis for any such assessment for which adequate provision has not been made in its accounts. No charges or Taxes will be imposed by the State of Texas or any other Governmental Authority on the execution, delivery or enforcement of the Transaction Documents and the issue and sale of the Notes and the Warrants or any transfer of the Notes or the Warrants.

                 8H.            CONFLICTING AGREEMENTS AND OTHER MATTERS.
Neither the Company nor any Subsidiary is in violation of any term of its charter or by-laws, or in violation of breach of any term of any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which it is subject, the consequences of which violation or breach are reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which has a Material Adverse Effect. The execution and delivery of the Transaction Documents, and the offering, issuance and sale of the Notes and the Warrants, and fulfillment of and compliance with the terms and provisions of the Transaction Documents, do not and will not conflict with the provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of the Debt of the Company to be evidenced by the Notes which has not been waived or otherwise complied with in connection with the issuance of the Notes.

                 8I.            OFFERING OF NOTES AND WARRANTS.  Neither the
Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or the Warrants or any similar security of the Company for sale to, or solicited any offers to buy the Notes or the Warrants or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or the Warrants to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction. Upon issuance of the Notes and the Warrants, neither the Notes nor the Warrants will be of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.

                 8J.            REGULATION G, ETC.  None of the proceeds of
the sale of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207) or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of such Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of such Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the assets of the Company or any Subsidiary, and neither the Company nor any Subsidiary has any present intention that margin stock will constitute more than 10% of the value of its or the Consolidated Group's assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

                 8K.            ERISA.

                                  (i) The Company and each ERISA Affiliate has operated and administered each Plan operated and administered by it in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

                                  (ii)     The present value of the
                          aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in
                          Section 3 of ERISA.

                                  (iii)    The Company and its ERISA
                          Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

                                  (iv)     The expected postretirement
                          benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 498B of the Code) of the Consolidated Group could not reasonably be expected to have a Material Adverse Effect.

                                  (v)      The execution and delivery of the
                          Transaction Documents, the issuance and sale of the Notes and Warrants will not result in a "prohibited transaction" which is subject to the prohibitions of
                          Section 406 of ERISA or in connection with which a Tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation in the preceding sentence is made in reliance upon and subject to (i) the accuracy of the Purchasers' representations in PARAGRAPH 9(II) as to the source of the funds to be used to pay the purchase price of the Securities and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

                 8L.            GOVERNMENTAL AND OTHER CONSENTS.  Neither the
nature of the Company nor any of its Subsidiaries, nor any of their businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of any Transaction Document, or the offering, issuance, sale or delivery of the Notes or the Warrants is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any Governmental Authority or any other Person (other than the Company's Board of Directors) in connection with the execution and delivery of the Transaction Documents and the offering, issuance, sale or delivery of the Notes and the Warrants (other than any filing required in connection with an exemption from the registration requirements of any federal or state securities laws) or fulfillment of or compliance with the terms and provisions of the Transaction Documents.

                 8M.            ENVIRONMENTAL MATTERS.  Neither the Company
nor any Subsidiary has any knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim, against of them or any of their respective real properties now or formerly owned, leased or operate by any of them or other assets, alleging any damage to the environment or violation of any Environment Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
Except as otherwise disclosed in SCHEDULE 8M:

                                  (i)      neither the Company nor any
                          Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                                  (ii)      neither the Company nor any
                          Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                                  (iii)      all buildings on all real
                          properties now owned, leased or operated by any Member are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

                 8N.            LABOR RELATIONS.  There is not now pending,
or to the knowledge of the Company, threatened, any strike, work stoppage, work slow down, or material grievance or other material dispute between the Company or any of its Subsidiaries and any bargaining unit or significant number of its respective employees. The Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Company or any of its Subsidiaries that would result, individually or in the aggregate, in a Material Adverse Effect.

                 8O.            FINANCIAL CONDITION.  After giving effect to
the transactions contemplated hereby, (i) the aggregate present fair saleable value of the assets of the Company will be greater than the amount that will be required to pay the probable liabilities of the Company on its debts, including contingent liabilities, as they become absolute and mature; (ii) the Company has (and has no reason to believe that it will not have) sufficient capital for the conduct of its business; and (iii) the Company does not intend to incur, and does not believe it has incurred, debts beyond its ability to pay as they mature.

                 8P.            DISCLOSURE.  No Transaction Document nor any
other document, certificate or statement furnished to the Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in light of the circumstances under which they were made not misleading.

                 8Q.            STATUS UNDER CERTAIN FEDERAL STATUTES.  The
Company is not (a) an "investment company" or a company "controlled" by an "investment company" or an "open-end investment company" or a "unit investment trust" or a "face-amount certificate company", within the meaning of the Investment Company Act of 1940, as amended, (b) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (c) a "carrier", as defined in section 11,301(a)(1) of Title 49 of the United States Code and subject to the provisions of such Title. The Company is not a "national of any designated foreign country", within the meaning of the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any regulations or rulings issued thereunder. Neither the sale of the Notes nor the use of such proceeds by the Company violates any statute, regulation or executive order restricting loans to or investments in or the export of assets to foreign countries or entities doing business therein.

                 9. REPRESENTATIONS OF THE PURCHASER. Each Purchaser represents that:

                                  (i) It is purchasing its Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Notes, provided that the disposition of the Purchaser's property shall at all times be within its control. The Company acknowledges that a sale of all or a portion of a Note by a Purchaser to one or more Qualified Institutional Buyers in compliance with Rule 144A would not be a breach of this representation.

                                  (ii)    With respect to each source of funds
                          to be used by it to pay the purchase price of its Notes (respectively, the "SOURCE"), at least one of the following statements is accurate as of the Closing Date:

                                  (iii) The Source is assets of an insurance company general account and not assets of an insurance company separate account and the purchase will be exempt under the provisions of the proposed Prohibited Transaction Class Exemption published by the Department of Labor in the Federal Register on August 22, 1994 (59 FR 43134, August 22, 1994);

                                  (iv)     The Source is a "governmental plan"
                          as defined in Title I, Section 3(32) of ERISA;

                                  (v)     The Source is either (i) an
                          insurance company pooled separate account and the purchase is exempt in accordance with Prohibited Transaction Exemption ("PTE") 90-1

         (issued January 29, 1990), or (ii) a bank collective investment fund, in which case the purchase is exempt in accordance with PTE 91-38 (issued July 21, 1991);

                 (vi) The Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984) which QPAM has been identified in writing, and the purchase is exempt under PTE 84-14, provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, and has not exercised at any time during the immediately preceding year, the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to this PARAGRAPH (D) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans; or

                (vii)             The Source is one or more
         plans or a separate account or trust fund comprised of one or more plans each of which has been identified in writing pursuant to this PARAGRAPH (E).

As used in this PARAGRAPH 9, the terms "plan" and "plans" have the meaning assigned to such terms in Title I, Section 3(3) of ERISA.

                 10. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the respective meanings specified with respect thereto:

                 10A.             MAKE WHOLE AMOUNT TERMS.

         "AVERAGE REMAINING LIFE" means the number of years (calculated to the nearest one-twelfth year) obtained by dividing the Called Principal into the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to PARAGRAPH 4A or 4E or is declared to be immediately due and payable pursuant to PARAGRAPH 7A.

         "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Discount Rate with respect to such Called Principal.

         "DISCOUNT RATE" means, with respect to the Called Principal of any Note, the yield to maturity of the Called Principal implied by (a) the yield reported as of 10:00 A.M. (New York City time) on the date which is two Business Days prior to the Settlement Date with respect to such Called Principal, on the display designated as "Page 5" on the Telerate Service (or such other display as may replace Page 5 of the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Average Remaining Life of such Called Principal as of such Settlement Date, or (b) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Average Remaining Life of such Called Principal as of such Settlement Date plus, in either case, (c) 75 basis points. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury Securities quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Average Remaining Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Average Remaining Life.

         "MAKE WHOLE AMOUNT" means, with respect to a Note, the amount equal to the excess, if any, of (x) the Discounted Value over (y) the sum of (i) such Called Principal plus (ii) interest accrued and unpaid thereon as of and due on the Settlement Date with respect to such Called Principal. The Make Whole Amount shall in no event be less than zero.

         "REMAINING LIFE" means, with respect to the Called Principal of any Note, the number of years (calculated to nearest one-twelfth year) which would have elapsed between the Settlement Date with respect to such Called Principal and the scheduled due date of the first principal payment against which the Called Principal is applied pursuant to PARAGRAPH 4E.

         "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest that would be due after the Settlement Date with respect to such Called Principal if no payment of Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are scheduled to be made under the terms of this Agreement, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

         "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to PARAGRAPH 4A or 4E or is declared to be immediately due and payable pursuant to PARAGRAPH 7A.

                 10B.           OTHER TERMS.

         "AFFILIATE" means as to any Person, any other Person directly or indirectly (i) controlling, controlled by, or under direct common control with, such Person or (ii) owning 5% or more of the beneficial interest or Voting Stock of such Person as well as, in the case of an individual, such individual's spouse, issue, parents, siblings and issue of siblings (in each case by blood, adoption or marriage). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" has the meaning specified in PARAGRAPH 11C.

         "APPROVED AUDITOR" means Deloitte & Touche or Arthur Andersen & Co., Coopers & Lybrand, Ernst & Young, KPMG Peat Marwick or Price Waterhouse.

         "ASSETS SOLD" has the meaning specified in PARAGRAPH 6C(4)(iv).

         "AUDITED REPORT" has the meaning specified in PARAGRAPH 5A(v).

         "BENTON-VINCCLER PROMISSORY NOTES" means the Company's promissory notes dated February 24, 1994 in the aggregate original principal amount of $10,000,000 issued in the name of Benton-Vinccler C.A.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in Boston, Massachusetts are required or authorized to be closed.

         "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person which would, in accordance with GAAP, be required to be classified and accounted for as a capitalized lease on a balance sheet of such Person, other than, in the case of the Company, any such lease under which the Company is the lessor.

         "CAPITALIZED LEASE OBLIGATION" means any rental obligation under a Capitalized Lease taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

         "CHANGE IN CONTROL" means the occurrence of any of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) (or any successor provisions) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 (or any successor provisions) under the Exchange Act) of 50% or more of the total voting power of the Voting Stock of the Company; (ii) there shall be consummated any consolidation or merger of the Company (a) in which the Company is not the continuing or surviving corporation or (b) pursuant to which the outstanding Voting Stock of the Company would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which (1) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the continuing or surviving corporation and (2) the holders of the Company's Voting Stock immediately prior to the consolidation or merger own, directly or indirectly, at least a majority of the Voting Stock of the continuing or surviving corporation immediately after the consolidation or merger, (iii) the Company sells, transfers or otherwise disposes of all or substantially all of its assets, (iv) the cessation of Continuing Directors for any reason to constitute a majority of the Board of Directors then in office, (v) so long as any Debt issued pursuant to the Convertible Note Agreement remains outstanding, a Change in Control as defined therein, (vi) so long as any Debt remains outstanding under the Convertible Debenture Indenture, a Fundamental Change as defined therein, (vii) the Company ceases to own on a fully diluted basis, directly or indirectly through one or more Wholly-Owned Subsidiaries of the Company, 80% of the outstanding Voting Stock of Benton-Vinccler, C.A.

         "CLOSING" and "CLOSING DATE" have the meanings specified in PARAGRAPH
2B.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder as from time to time in effect.

         "COMPANY" has the meaning specified in the first paragraph of this Agreement.

         "CONSOLIDATED CASH FLOW" means for any period the net cash provided by operating activities for such period as determined in accordance with GAAP.

         "CONSOLIDATED FUNDED DEBT" means on any date as of which the amount thereof is to be determined, the Funded Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "CONSOLIDATED GROUP" means the Company and its Subsidiaries taken as a whole.

         "CONSOLIDATED NET INCOME" means on any date as of which the amount thereof is to be determined, the Net Income of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "CONSOLIDATED TOTAL CAPITALIZATION" means on any date as of which the amount thereof is to be determined, the sum of (i) Consolidated Debt and (ii) Net Worth.

         "CONTINUING DIRECTORS" means any member of the Board of Directors on the date of this Agreement, any director elected after the date hereof in any annual meeting of the stockholders upon the recommendation of the then current Board of Directors and any other member of the Board of Directors who is elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

         "CONVERTIBLE DEBENTURE INDENTURE" means the Indenture dated as of May 15, 1992 between the Company and Meridian Trust Company of California.

         "CONVERTIBLE NOTE AGREEMENT" means the Note Agreement dated as of October 1, 1991 between the Company and the purchasers listed therein.

         "CURRENT RATIO" means on any date as of which the amount thereof is to be determined, the ratio of the current assets of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP to the current liabilities of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "DEBT" means, as applied to any Person without duplication, (i) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, (iv) Capitalized Lease Obligations of such Person, (v) obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) obligations of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) obligations with respect to interest rate and currency swaps and similar obligations requiring such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligations provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount thereof, (viii) any obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such obligation is assumed by such Person, (ix) any recourse obligations of such Person in connection with a sale of receivables, (x) obligations of such Person to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, (xi) Guaranties by such Person of Debt of others,
(xii) any outstanding Preferred Stock of a Subsidiary of such Person (other than Preferred Stock owned beneficially and of record by such Person) and any outstanding Redeemable Preferred Stock of such Person and (xiii) any other items (excluding Trade Payables and, other than obligations described in CLAUSE
(X) of this paragraph, items of contingency reserves or reserves for deferred income Taxes or other reserves to the extent such reserves do not represent an obligation) which in accordance with GAAP would be shown on the liabilities side of the balance sheet of such Person.

         "DEFAULT" means any occurrence or condition which with the giving of notice or the passage of time, or both, would be an Event of Default.

         "DISPOSITION" has the meaning specified in PARAGRAPH 6C(4)(iv).

         "ELIGIBLE CAPITAL STOCK" means any class or series of capital stock of the Company other than Redeemable Preferred Stock.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder as from time to time in effect.

         "ERISA AFFILIATE", for Plan purposes, means, with respect to any Person, any trade or business, whether or not incorporated, which, is treated as a single employer together with such person under Section 414 of the Code.

         "EVENT OF DEFAULT" has the meaning specified in PARAGRAPH 7A.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXPENSES" has the meaning specified in PARAGRAPH 11B.

         "FASB" means the Financial Accounting Standards Board and any other successor organization.

         "FINANCIAL STATEMENTS" has the meaning specified in PARAGRAPH 8C.

         "FIXED ASSETS" means all assets of the Company which are classified as "property, plant and equipment" on its balance sheet in accordance with GAAP.

         "FUNDED DEBT" means, as applied to any Person, on any date as of which the amount thereof is to be determined (i) all Debt of such Person, maturing more than one year from the creation thereof or which is renewable or extendable beyond one year from such date; and (ii) all Debt of such Person which remains outstanding beyond one year from the date of its creation or incurrence provided, however, in the case of the Company, Funded Debt will exclude the Debt represented by the Benton-Vinccler Promissory Notes and H&P Letter of Credit.

         "GAAP" means accounting principles generally accepted in the United States applied on a consistent basis throughout the relevant periods.

         "GOVERNMENTAL AUTHORITY" means (a) the governments of (i) the United States of America and (ii) any state or other jurisdiction in which the Company or any Subsidiary is organized or conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, and (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such governments.

         "GUARANTY", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to advance to or provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the working capital, equity capital, net worth, solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any securities, products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be equal to the amount of the obligation guaranteed.

         "HAZARDOUS MATERIALS" means any substance: (a) the presence of which requires notification, investigation, monitoring or remediation under any Environmental Law; (b) which is defined as a "hazardous waste", "hazardous material", "hazardous substance" or "toxic substance" under any

Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any other applicable federal, state or local statutes or ordinances and the regulations promulgated thereunder; or (c) without limitation, which contains gasoline, diesel fuel or other petroleum products, natural gas, natural gas liquids, liquefied natural gas or synthetic gas, asbestos or polychlorinated biphenyls.

         "H&P LETTER OF CREDIT" means the Irrevocable Standby Letter of Credit No. 30303 issued by Christiana Bank, New York Branch on June 15, 1995 in favor of Helmerich & Payne de Venezuela, C.S. or Helmerich & Payne International Drilling Co. for a sum not exceeding $500,000.

         "HOLDER" means any Person at the time shown as the holder of a Note on the register referenced in PARAGRAPH 110.

         "IMPERMISSIBLE QUALIFICATION" means, with respect to the opinion or report of the Approved Auditor as to any financial statements supplied under PARAGRAPH 5A, any qualification or exception to such opinion or certification which is of a "going concern" or similar nature; indicates that the scope of the examination of matters relevant to such financial statements was limited to an extent not consistent with generally accepted auditing standards; or relates to the treatment or classification of any item in such financial statements and, as a condition to its removal, would require an adjustment to such item of which the effect would be to cause the Company to be in Default of one or more of its obligations under PARAGRAPH 6A.

         "INDEPENDENT PETROLEUM ENGINEERS" means any nationally recognized petroleum engineering firm (i) which does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company and (ii) which is otherwise independent and qualified to perform the task for which such firm is being engaged.

         "INSTITUTIONAL INVESTOR" means (a) any Purchaser, (b) any Holder of more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INTEREST EXPENSE" means for any period, the aggregate interest charges (including without limitation that portion of any obligation under Capitalized Leases allocable to interest expense) on any Debt for such period (without regard to any limitation on the payment thereof) as determined in accordance with GAAP.

         "LAGOVEN OPERATING AGREEMENT" means the Operating Service Agreement dated as of July 31, 1992 between Lagoven, S.A., the Company and Vinccler, C.A. and assigned by the Company and Vinccler, C.A. to Benton-Vinccler, C.A. pursuant to an assignment dated March 8, 1994 and effective as of January 1, 1994 and consented to by Lagoven, S.A.

         "LAGOVEN RECEIVABLES" means the operating fee and capital recovery fee owed to Benton-Vinccler, C.A. under the Lagoven Operating Agreement to the extent that all actions required to have been taken by Benton-Vinccler, C.A. and conditions required to have been satisfied as a precondition to the payment of such fee(s) have been taken or fulfilled and none of the Company or any Subsidiary have any reason to believe that such fees will not be paid when due under the terms of such Operating Service Agreement.

         "LIEN" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, court decision or contract, and including, without limitation, any mortgage, pledge, security interest, encumbrance, lien, purchase option, call or right, or charge of any kind (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of or agreement to give or permit the filing on its behalf of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

         "MATERIAL ADVERSE EFFECT" means, (i) any material adverse effect on the Company's business, assets, liabilities, financial condition, results of operations or business prospects, (ii) any material adverse effect on such the Consolidated Group's business, assets, liabilities, financial condition, results of operations or business prospects on, where appropriate, a consolidated basis in accordance with GAAP, and (iii) any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability of any Transaction Document as the obligation of the Company or any material adverse effect on the ability of the Company to perform its obligations under any Transaction Document.

         "MULTIEMPLOYER PLAN" means any plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

         "NET INCOME" means, with respect to any period, gross revenues of a Person less all operating and non-operating expenses of such Person including all charges of a proper character (including current and deferred Taxes on income, provision for Taxes on unremitted foreign earnings which are included in gross revenues, amortization, depreciation, current additions to reserves and any distributions to shareholders to satisfy their tax liabilities on the earnings of the Company during any period in which the Company has an effective election under Section 1362 of the Code to be an "S corporation" ), but not including in gross revenues any gains (net of expenses and Taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of assets (other than inventory and used equipment in the ordinary course of such Person's business), any earnings or losses attributable to any other Person, any gains arising from transactions of a non- recurring and material nature, any gains arising from the sale or discontinuation of operations, any gains resulting from the write-up of assets, any equity of the Company in the unremitted earnings of any other corporation or any earnings of any Person acquired by such Person through purchase, merger or consolidation or otherwise, earned prior to acquisition, all determined in accordance with GAAP.

         "NET WORTH" means as of the date which it is to be determined, the total stockholders' equity of the Company determined in accordance with GAAP.

         "NON-RECOURSE DEBT" means any Debt as to which (i) neither the Company nor any Subsidiary (a) provides credit support including any undertaking, agreement or instrument which would constitute Debt of the Company or such Subsidiary or (b) is directly or indirectly liable for such Debt and (ii) no default with respect to such Debt (including any rights which the holders thereof may have to take enforcement action against any security for such Debt) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "NOTE" and "NOTES" have the meaning specified in PARAGRAPH 1A.

         "OFFICERS' CERTIFICATE" means a certificate signed in the name of the Company by any two Senior Officers of the Company.

         "OIL AND GAS BUSINESS" means the exploration for and the development, acquisition, production, processing, marketing, storage and transportation of hydrocarbons and other related energy and natural resources businesses within the United States of America, the Russian Federation, Kazakhstan, Colombia, Venezuela, Canada, Ecuador, India, Mexico and Peru.

         "OIL AND GAS ESTIMATE" means as of any date of determination, the estimated discounted future net revenues attributable to proved oil and gas reserves of the Company and its Subsidiaries in the United States as set forth in the most recent Audited Report required to have been delivered pursuant to PARAGRAPH 5A(V), decreased, in the case of clause (i) below, and increased or decreased, as appropriate, in the case of clauses (ii) and (iii) below, by the Company's petroleum engineers to reflect, as of such date of determination, the estimated discounted future net revenues attributable to (i) the ownership interest of any holder (other than the Company or another Subsidiary) of capital stock (other than Preferred Stock) of any Subsidiary (based on such holder's percentage ownership of such capital stock as of such date of determination), but only to the extent such ownership interest is not otherwise deducted from the discounted future net revenues of the Company and its Subsidiaries set forth in such Audited Report, (ii) proved oil and gas reserves acquired or disposed of since the date of such Audited Report and (iii) increases or decreases in proved oil and gas reserves of the Company and its Subsidiaries due to exploration, development or exploitation activities or changes in geological conditions since the date of such Audited Report; provided that such adjustments are calculated in accordance with the Commission's guidelines by the Company's petroleum engineers utilizing the prices utilized in, and on a basis otherwise consistent with, such Audited Report. Notwithstanding the foregoing, (1) if the estimated discounted future net revenues from any proved oil and gas reserves acquired since the date of such Audited Report have been audited by Independent Petroleum Engineers and a report with respect thereto as of a date no earlier than the end of the most recently completed fiscal year of the Person from whom such reserves were acquired has been prepared, such report (or, if a more recent audited reserve report is available, the most recent of such reports) shall be used for purposes of calculating the adjustment to discounted future net revenues of such Person attributable to such acquired reserves and (2) if the estimated discounted future net revenues of the Company and its Subsidiaries, as adjusted pursuant to clauses (ii) and (iii) of the preceding sentence (excluding any adjustments calculated pursuant to clause (1) of this sentence) would vary by more than 10% from the discounted future net revenues of the Company and its Subsidiaries set forth in such Audited Report, such adjustments shall be audited by Independent Petroleum Engineers.

         "PBGC" means the Pension Benefit Guaranty Corporation or any other governmental authority succeeding to any of its functions.

         "OPERATING AGREEMENT" means any contractual arrangement between the Company or any Subsidiary and one or more third parties pursuant to which the Company or such Subsidiary and such third party or parties agree to share the costs and benefits of exploring and developing oil and gas properties.

         "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, a government or any department or agency thereof, and any other form of business organization (whether or not a legal entity).

         "PREFERRED STOCK" means any Redeemable Stock and any other class or series of capital stock that has a priority as to the payment of any dividends or distributions over the holders of common stock.

         "PLAN" means an "employee pension benefit plan" (as defined in section 3(2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any of its Related Persons.

         "PERFORMANCE LETTER OF CREDIT" means, with respect to any Person, a letter of credit or bond to secure the performance in any country of any obligations of such Person under any contract entered into in the ordinary course of such Person's Oil and Gas Business; provided that the provision of any such letter of credit or bond is required by local law or, in the case of any such letter of credit or bond securing the performance of obligations outside the Untied States, is customarily required in connection with contracts relating to the Oil and Gas Business in such country and, in either case, such letter of credit or bond requires that any payment thereunder by the issuer thereof be immediately repaid by such Person.

         "PTE" has the meaning specified in SUBPARAGRAPH (d) of PARAGRAPH 9(v).

         "PURCHASER" and "PURCHASERS" have the meaning specified in PARAGRAPH
2A.

         "QUALIFIED INSTITUTIONAL BUYER" means a qualified institutional buyer as defined in Rule 144A promulgated by the SEC under the Securities Act, as from time to time in effect.

         "QUALIFYING REINVESTMENTS" has the meaning specified in PARAGRAPH
6C(4).

         "REDEEMABLE STOCK" means any class or series of capital stock which has fixed payment obligations or is redeemable at the option of the holder unless such fixed payment obligations or repurchase obligations on exercise of such redemption option can be satisfied, at the election of the issuer, through the issuance of shares of its common stock.

         "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in PARAGRAPH 3A.

         "REQUIRED HOLDER(S)" means the Holder or Holders of at least a majority of the aggregate principal amount of the Notes at the time outstanding.

         "RESTRICTED PAYMENTS" means, with respect to any Person, (i) the declaration or payment of any dividend or other distribution in respect of capital stock of such Person or any Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value of capital stock of such Person or any Subsidiary of such Person (including, options, warrants or other rights to acquire such capital stock, (iii) any payment on account of the purchase, redemption or other acquisition or retirement for value of, or any payment in respect of any amendment of the terms of, or any defeasance of, any Debt (whether outstanding on the date hereof or hereinafter incurred) which is subordinate or junior in right of payment to the Notes, directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal or any scheduled sinking fund payment, as the case may be, of such Debt and (iv) any Investment by such Person other than any Investment permitted by PARAGRAPH 6C(2).

         "RULE 144A" means Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time and including any successor rule thereto.

         "RUSSIAN JOINT VENTURE" means Geoilbent Ltd., a joint venture for the development, production and marketing of oil and condensate from the North Gubkinskoye Field in the West Siberia Region of Russian, among the Company and two Russian state agencies. The Company's interest in the joint venture is 34%.

         "SALE AND LEASEBACK TRANSACTION" of a Person means any arrangement whereby (a) property has been sold or transferred by such Person with the intention on the part of such Person of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life of such property, and
(b) such property is in fact so leased by such Person.

         "SEC" means the United States Securities and Exchange Commission, or any governmental body or agency hereafter succeeding to the functions of such Securities and Exchange Commission in the administration of the Securities Act and/or the Exchange Act.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder from time to time in effect.

         "SENIOR OFFICER" means the President, Chief Executive Officer, any Vice President, Chief Financial Officer, Treasurer, principal Accounting Officer, Controller of the Company or any other person, whether or not an officer, who performs similar functions, on behalf of the Company.

         "SPE" means the Society of Petroleum Engineers and any successor organization.

         "SPECIAL COUNSEL" has the meaning specified in PARAGRAPH 2B.

         "SUBSIDIARY" shall mean as to any Person (i) of which such Person shall, at the time as of which any determination is being made, own, either directly or indirectly through its other Subsidiaries, more than (x) 50% of the total combined voting power of all classes of the Voting Stock and (y) 50% of the beneficial interest and (ii) any partnership, association, joint venture or other form of business organization, whether or not it constitutes a legal entity which such Person shall, at the time the determination is being made, own directly or indirectly through its other Subsidiaries, own more than 50% of the equity interest at the time and which does not ordinarily take major business actions without the prior approval of such Person. Unless the context otherwise clearly requires any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "TAXES" means any and all present or future taxes, assessments, stamps, duties, fees, levies, imposts, deductions, withholdings or other governmental charges of any nature whatsoever and any liabilities with respect thereto, including any surcharge, penalties, additions to tax, fines or interest thereon, now or hereafter imposed, levied, collected, withheld or assessed by any government or taxing authority of any country or political subdivision of any country or any international taxing authority.

         "TOTAL ASSETS" means on any date as of which the amount thereof is to be determined the aggregate total assets of the Company and its Subsidiaries, determined in accordance with GAAP.

         "TRADE PAYABLES" means amounts payable by the Company or any of its Subsidiaries to suppliers (not Affiliates) of goods and services incurred in the ordinary course of business.

         "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Registration Rights Agreement and the Warrants.

         "TRANSFEREE" means any direct or indirect transferee of all or any part of the Notes.

         "VOTING STOCK" means any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions) (irrespective of whether at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "WARRANTS" has the meaning specified in PARAGRAPH 1.

         "WORKING CAPITAL FACILITIES" means Debt of the Company incurred for the purpose of financing the working capital requirements of the Company or any Subsidiary, including funds to be used for oil and gas development activities on the Company's properties, in an aggregate amount at any time outstanding not to exceed the greater of $20,000,000 million or 50% of the Oil and Gas Reserve Estimate.

         "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of all of voting power of all classes of the Voting Stock and all of the beneficial ownership of which is owned directly or indirectly through one or more other Wholly-Owned Subsidiaries, by the Company.

         11.              MISCELLANEOUS.

                 11A.           PAYMENTS.

         11A.(1) PAYMENTS IN RESPECT OF NOTES. The Company agrees that, so long as a Purchaser shall hold any Notes, all payments in respect of such Notes, required by the terms thereof or otherwise by this Agreement, will be made in compliance with the applicable terms thereof or hereof and by wire transfer to such Purchaser of immediately available funds for credit to the account or accounts as specified in the Purchasers Schedule for such Purchaser, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision in this Agreement or the notes, with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made and of the date to which interest has been paid. The Company agrees to afford the benefits of this PARAGRAPH 11A(1) to any Transferee which shall have made the same agreement in writing as the Purchasers have made in this PARAGRAPH 11A(1).

         11A.(2) NO DEDUCTION OR SET-OFF. The obligation of the Company to pay principal, interest, Make Whole Amounts, and any other amounts under the Transaction Documents shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against a Purchaser or any Transferee for any reason whatsoever and all payments shall be free of and without deduction for or on account of any present or future Taxes, provided that, if the Company shall be required by law to deduct or withhold any Taxes not imposed by the United States of America, the District of Columbia or any state of the United States or any political subdivision thereof ("FOREIGN TAXES") from or in respect of any payment or sum payable to any Purchaser or Transferee, the payment or sum payable shall be increased as may be necessary so that after making all required deductions or withholdings, such Purchaser or Transferee receives (net of any United States Tax credit or benefit as a result of the payment of such Taxes) an amount equal to the sum it would have received if no deduction or withholding had been made, and the Company shall pay the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company shall indemnify each Purchaser or Transferee, (net of any United States Tax credit or benefit received and applied by such Purchaser or Transferee), in respect of any present or future Foreign Taxes imposed or levied upon such Purchaser or Transferee in respect of any payment received or receivable by it hereunder or in respect of the Notes or Warrants, whether or not such Taxes were correctly or legally asserted.

                 11B.           EXPENSES.  The Company agrees, whether or not
the transactions provided for hereby shall be consummated, to pay on demand, and save each Purchaser and its Transferees harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions and in connection with any subsequent proposed modification of, or proposed consent under the Transaction Documents, whether or not such transactions are consummated or proposed modification shall be effected or proposed consent granted ("EXPENSES"), including (i) all document production and duplication charges and the reasonable fees and expenses of the Special Counsel and its agents and of any other special counsel or other special advisers engaged by the Purchasers in connection with the transactions contemplated by this Agreement and with any subsequent proposed modification of, or proposed consent, requested by the Company under the Transaction Documents, whether or not such transactions are consummated or proposed modification shall be effected or proposed consent granted, (ii) the costs of obtaining the private placement numbers from Standard & Poor's Ratings Group for the Notes and Warrants and (iii) the costs and expenses, including reasonable attorneys' fees and the fees of any other special advisers, incurred by the Purchasers or any of their Transferees in evaluating, monitoring or enforcing any rights under the Transaction Documents or in responding to any subpoena or other legal process issued in connection with the Transaction Documents or the transactions provided for hereby or thereby or by reason of the Purchasers or any Transferee having acquired any Note or Warrant, including without limitation costs and expenses incurred in connection with any bankruptcy or insolvency of the Company or any Subsidiary or in connection with any workout or restructuring of the transactions. The obligations of the Company under this PARAGRAPH 11B shall survive the transfer of any Note or portion thereof or interest therein by a Purchaser or any Transferee and the payment of the Notes.

                 11C.           CONSENT TO AMENDMENTS.  This Agreement may
not be amended, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Required Holder(s), except that no change to the interest rate of, or the Make Whole Amount payable on, the Notes or the mandatory repayment as provided in PARAGRAPH 4C or any change to this paragraph shall be made without the written consent of all Holders. Each Holder at the time or thereafter shall be bound by any consent authorized by this PARAGRAPH 11C, whether or not the Notes shall have been marked to indicate such consent, but any Note issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder. As used herein the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                 11D.           PERSONS DEEMED OWNERS; PARTICIPATIONS.  The
Company may treat the Person at the time shown on the Note register referenced in PARAGRAPH 11O in whose name any Note is issued as the owner and holder of such Note for the purpose of receiving payment of principal of and the Make Whole Amount, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, a Holder may from time to time grant participations in all or any part of its Notes to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion.

                 11E.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
ENTIRE AGREEMENT. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by a Purchaser of any Note or portion thereof or interest therein and the payment of the Notes and may be relied upon by any Transferee as having been true and correct on the Closing Date, regardless of any investigation made at any time by or on behalf of the Purchasers or any Transferee. The Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

                 11F.           SUCCESSORS AND ASSIGNS.  All covenants and
other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

                 11G.           DISCLOSURE TO OTHER PERSONS.  The Purchaser
agrees to maintain in confidence and not disclose, and agrees to require any Transferee to agree to maintain in confidence and not disclose, any Confidential Information delivered to by it or its agents by or on behalf of the Company or received by it or its agents from the Company or its agents pursuant to the terms of this Agreement provided the Company acknowledges that the Purchaser and any Transferee may deliver copies of any financial statements and other documents delivered to the Purchaser or such Transferee and disclose any other information disclosed to the Purchaser or such Transferee by or on behalf of the Company in connection with or pursuant to this Agreement whether or not Confidential Information, to (i) such Person's directors, officers, employees, agents and professional consultants, (ii) any other Holder, (iii) any Person to which the Purchaser or any Transferee offers to sell a Note or Warrant or any part thereof, (iv) any Person from which the Purchaser or a Transferee offers to purchase any security of the Company, (v) any Governmental Authority and any other governmental authority having jurisdiction over a Transferee if required by such authority, (vi) the

 National Association of Insurance Commissioners, any rating agency which generally requires access to information about the Purchaser's or a Transferee's investment portfolio or any similar organization, (vii) Standard & Poor's Rating Group (in connection with obtaining a private placement number for the Note) or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to the Purchaser or such Transferee, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which the Purchaser or such Transferee is a party or (d) in order to protect the Purchaser's or such Transferee's investment in its Notes or Warrants. For the purpose of this PARAGRAPH 11G, "CONFIDENTIAL INFORMATION" means any information now or hereafter delivered to the Purchaser or such Transferee by or on behalf of the Company or received by the Purchaser or such Transferee from the Company or its agents in connection with the transactions contemplated by or otherwise pursuant to the Transaction Documents which is proprietary in nature and which was clearly marked or labeled when received by the Purchaser or such Transferee as being confidential information of the Company or its Subsidiaries, provided that such term does not include any information (a) which was publicly known to the Purchaser or such Transferee prior to the time of such disclosure or (b) which subsequently becomes publicly known through no act or omission by or any Person acting on the Purchaser's or such Transferee's behalf.

                 11H.           NOTICES.  All notices and other written
communications provided for hereunder shall be given in writing and sent by overnight delivery service (with charges prepaid) or by facsimile transmission with the original of such transmission being sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (i) if to a Purchaser or its nominee, addressed to such Person at the address or fax number specified for such communications to such Purchaser in the PURCHASERS SCHEDULE, or at such other address or fax number as such Person shall have specified to the Company in writing, (ii) if to any other Holder, addressed to such other Holder at such address or fax number as is specified for such Holder in the Note register referenced in PARAGRAPH 11O and (iii) if to the Company, addressed to it at 1145 Eugenia Place, Carpinteria, California 93013,
Attention: President, or to Vice President-Finance, Fax No. 805- 566-5610 or at such other address or fax number as the Company shall have specified to each Holder in writing given in accordance with this PARAGRAPH 11H. Notice given in accordance with this PARAGRAPH 11H shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

                 11I.           DESCRIPTIVE HEADINGS.  The descriptive
headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                 11J.           SOLICITATION OF NOTEHOLDERS.  The Company
will not solicit, request or negotiate for or in respect to any proposed amendment, waiver or consent in respect of any Transaction Document unless each Holder, irrespective of the amount of the Notes then held by it, shall be promptly notified thereof by the Company. The Company will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any such proposed amendment, waiver or consent. The Company will deliver executed or true and correct copies of each such amendment, waiver or consent effected to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder for any consent by such Holder in its capacity as a Holder to any waiver or amendment of any of the terms of the Notes or of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all Holders whether or not such Holder consented to the waiver or amendment.

                 11K.           REPRODUCTION OF DOCUMENTS.  This Agreement,
the Notes, the Warrants, the Registration Rights Agreement and all related documents, including (a) consents, waivers and modifications which may subsequently be executed, (b) documents received by the Purchasers on the purchase of the Notes (except the Notes themselves) and (c) financial statements, certificates and other information previously or subsequently furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding whether or not the original is in existence and whether or not the reproduction was made by a Purchaser in the regular course of business, and that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

                 11L.           GOVERNING LAW.  This Agreement shall be
construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of The Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

                 11M.           CONSENT TO JURISDICTION AND SERVICE.  TO THE
EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION, ANY DOCTRINE OF SOVEREIGN IMMUNITY OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (D) NEITHER THIS AGREEMENT NOR ANY NOTE MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES PERSONAL IN HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER MANNER PROVIDED BY LAW. THE COMPANY HEREBY APPOINTS CT CORPORATION WITH OFFICES AS OF THE DATE OF THIS AGREEMENT AT 2 OLIVER STREET, BOSTON, MASSACHUSETTS 02109 (OR ANY OTHER CORPORATE AGENT WITH OFFICES WITHIN THE COMMONWEALTH OF MASSACHUSETTS IF THE COMPANY HAS GIVEN EACH HOLDER PRIOR WRITTEN NOTICE OF THE NAME AND ADDRESS OF SUCH NEW CORPORATE AGENT), AS ITS AGENT TO RECEIVE FOR AND ON ITS BEHALF, SERVICES OF PROCESS IN THE COMMONWEALTH OF MASSACHUSETTS AND THE FEDERAL COURTS LOCATED THEREIN IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE TRANSACTION DOCUMENTS AND AGREES THAT SUCH SERVICE SHALL BE DEEMED COMPLETED UPON THE DATE 10 DAYS AFTER DELIVERY TO SUCH AGENT WHETHER OR NOT SUCH AGENT GIVES NOTICES THEREOF TO THE COMPANY. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE THE COMPANY IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS PARAGRAPH 11M IN THE COURTS OF ANY COUNTRY, STATE OF THE UNITED STATES OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

                 11N.           COUNTERPARTS.  This Agreement may be executed
simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                 11O.           REGISTRATION, TRANSFER, EXCHANGE AND
REPLACEMENT OF NOTES.

                 11O(1).        REGISTRATION.  The Notes are to be issued and
are transferable in whole or in part as registered Notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount less than $1,000,000 and may be exchanged for one or more Notes of any authorized denomination and like aggregate outstanding principal amount. The Company shall keep at the principal executive office of the Company a register in which the Company shall record the registrations of the Notes and the names and addresses of the Holders from time to time and all transfers thereof. The Company shall provide any Holder who is an Institutional Investor, promptly upon request, a complete and correct copy of the names and addresses of the then Holders.

                 11O(2).        TRANSFER AND EXCHANGE.  Upon surrender of a Note
to the Company for registration of transfer or exchange endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney duly authorized in writing and accompanied by an address for notices, the Company shall at its expense (except as provided below), execute and deliver one or more replacement Notes of like tenor and of a like aggregate amount, registered in the name of such Transferee or Transferees. Each new
Note will bear interest from the date to which interest shall have been paid on the surrendered Note or the date of surrender if no interest shall have been paid thereon.

                 11O(3).        REPLACEMENT.  Upon receipt of written notice
from a Holder of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnification agreement of such Holder (and, in the case of a Holder which is not a Qualified Institutional Buyer, with such security as may be reasonably requested by the Company) satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, at its expense, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note, and each new Note will bear from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or if no interest has been paid thereon, the date of such lost, stolen, destroyed or mutilated Note.

                 11P.           COMPLIANCE BY SUBSIDIARIES.  The Company, as
a shareholder of its Subsidiaries, shall cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, the provisions of this Agreement relating to the Subsidiaries are complied with by such Subsidiaries, or in respect of any provision which is not entirely within the control or power of the Company to cause compliance therewith, the Company shall use its best efforts to cause such compliance to occur.

                 11Q.           SEVERABILITY.  If any provision of this
Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

                 11R.           TERMINATION.  This Agreement and the rights
of the Holders and the obligations of the Company hereunder shall not terminate until the each of the Notes including all principal, interest, including interest on overdue interest and Make Whole Amount and all Expenses and all other amounts owed to any Purchaser or any Holder pursuant to the terms of any Transaction Document shall have been indefeasibly paid in full in United States dollars.

                 11S.           SUBSTITUTION OF PURCHASER.  Each Purchaser
has the right to substitute any one of its Affiliates as the purchaser of the Securities that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by such Purchaser and its Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in PARAGRAPH 9. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to the original Purchaser all of the Notes and Warrants then held by such Affiliate, upon receipt by the Company of notice of such transfer, such Purchaser shall have all the rights of a Holder.

                 11T.           CONSTRUCTION.  Each covenant contained herein
shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to execute compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement executed under seal, among you and the Company.

                                                   Very truly yours,

                                                   BENTON OIL AND GAS COMPANY


                                                   By:________________________
                                                      Title:


The foregoing Agreement is
hereby accepted as of the date
first above written.


JOHN HANCOCK MUTUAL LIFE
  INSURANCE COMPANY



By:____________________________
         Eugene X. Hodge, Jr.
         Investment Officer

                                                                       EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (B) IF SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

                           BENTON OIL AND GAS COMPANY
                                13% Senior Note,
                               due June 30, 2007

 PPN:  083288 A@ 9
No. S-__
                                                                 June 30, 1995
$_______________

         FOR VALUE RECEIVED, the undersigned, Benton Oil and Gas Company (the "COMPANY"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to_____________________________, or its registered assigns ("HOLDER"), the principal sum of ______________ Million Dollars ($___,000,000), with interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time unpaid and not yet due at the rate of 13% per annum from the date hereof. Installments of principal, in the amount of ___________ Million Dollars ($___,000,000) shall be due and payable on June 30th, in each year beginning June 30, 2003 and interest shall be due and payable semi annually in arrears each June 30th and December 30th of each calendar year with the first of such payments to be made on December 30, 1995. Any overdue payments of principal, Make Whole Amount and, to the extent permitted by applicable law, interest, shall bear interest at the rate of 15% per annum, whether overdue by acceleration or otherwise. All principal and interest shall in all events be paid in full on June 30, 2007.

         This Note is one of the 13% Senior Notes due June 30, 2007 issued by the Company in the aggregate original principal amount of $20,000,000 (the "SENIOR NOTES") pursuant to a Note Agreement dated as of June 30, 1995 between the Company and John Hancock Mutual Life Insurance Company (as amended from time to time, the "AGREEMENT") . The Holder is entitled, equally and ratably with holders of all other Senior Notes, to the benefits of the Agreement.

         Payments of principal, Make Whole Amount and interest are to be made at the place specified by the Purchaser in the Purchasers Schedule to the Agreement or at such other place as the Holder shall designate to the Company in writing, in lawful money of the United States of America. If any payment of principal, Make Whole Amount or interest on or in respect of this Note becomes due and payable on any day which is not a Business Day, the payment shall be due and payable on the next preceding Business Day.

         This Note is a registered note and upon surrender of this Note for registration of transfer in accordance with the Agreement, a new Note for a like principal amount will be issued to, and registered in the name of, the Transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Note may be declared or may otherwise become due and payable prior to its expressed maturity in the events, on the terms, with the Make Whole Amount and in the manner and amounts as provided in the Agreement.

         This Note is not subject to prepayment or redemption at the option of the Company prior to its expressed maturity except on the terms, with the Make Whole Amount and in the manner and amounts as provided in the Agreement.

         The Company and every maker, endorser and guarantor hereof or of the indebtedness evidenced hereby (a) waives presentment, demand, notice (other than notices expressly required by the Agreement), protest and all other demands, notices and suretyship defenses generally, in connection with the delivery, acceptance, performance, default or enforcement of or under this note, and (b) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Holder hereof in enforcing this note and any collateral or security therefor on default, whether or not litigation is commenced.

         This Note is delivered in Boston, Massachusetts under seal and is to be interpreted under and governed by the laws of the Commonwealth of Massachusetts, without regard to any laws or rules relating to principles of conflicts of laws.

         Capitalized terms used in this Note and not defined herein shall have the meanings given therefor in the Agreement.

WITNESS:                                          BENTON OIL AND GAS COMPANY



______________________________                    By:___________________________
                                                             Title:

                               PURCHASER SCHEDULE

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                           Note No. S-1 - $11,500,000

               Warrant No. S-1 for 71,875 Shares of Common Stock



1. All payments on account of the Note or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

                 The First National Bank of Boston
                 ABA No. 011000390
                 100 Federal Street
                 Boston, Massachusetts 02110
                 Account of:  John Hancock Mutual Life Insurance Company
                              Private Placement Collection Account
                 Account Number:  541-55417
                 On Order of:  Benton Oil and Gas Company PPN:   083288 A@ 9

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

                 John Hancock Mutual Life
                   Insurance Company
                 John Hancock Place
                 200 Clarendon Street
                 P. O. Box 111
                 Boston, Massachusetts 02117
                 Attention:  Securities Accounting Division T-10

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

                 John Hancock Mutual Life Insurance Company
                 John Hancock Place
                 200 Clarendon Street
                 P. O. Box 111
                 Boston, Massachusetts  02117
                 Attention:  Securities Accounting Division T-10

                               PURCHASER SCHEDULE


                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                           Note No. S-1 - $11,500,000

               Warrant No. S-1 for 71,875 Shares of Common Stock


                                  (CONTINUED)




4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

                 John Hancock Mutual Life
                   Insurance Company
                 John Hancock Place
                 200 Clarendon Street
                 P. O. Box 111
                 Boston, Massachusetts 02117
                 Attention: Bond & Corporate Finance Department T-57 Fax No: 617-572-1065

5. All securities shall be registered in the name of John Hancock Mutual Life Insurance Company.

6.       Tax I.D. No. 04-1414660.

                               PURCHASER SCHEDULE

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                           Note No. S-2 - $8,500,000

               Warrant No. S-2 for 53,125 Shares of Common Stock

1. All payments on account of the Note or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

                 The First National Bank of Boston
                 ABA No. 011000390
                 100 Federal Street
                 Boston, Massachusetts 02110
                 Account of:  John Hancock Mutual Life Insurance Company
                              Private Placement Collection Account
                 Account Number:  541-55417
                 On Order of:  Benton Oil and Gas Company PPN:  083288 A@ 9

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

                 John Hancock Mutual Life
                   Insurance Company
                 John Hancock Place
                 200 Clarendon Street
                 P. O. Box 111
                 Boston, Massachusetts 02117
                 Attention:  Securities Accounting Division T-10

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

                 John Hancock Mutual Life Insurance Company
                 John Hancock Place
                 200 Clarendon Street
                 P. O. Box 111
                 Boston, Massachusetts  02117
                 Attention:  Securities Accounting Division T-10

                               PURCHASER SCHEDULE


                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                           Note No. S-2 - $8,500,000

               Warrant No. S-2 for 53,125 Shares of Common Stock


                                  (CONTINUED)




4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

                 John Hancock Mutual Life
                   Insurance Company
                 John Hancock Place
                 200 Clarendon Street
                 P. O. Box 111
                 Boston, Massachusetts 02117
                 Attention: Bond & Corporate Finance Department T-57 Fax No: 617-572-1065

5. All securities shall be registered in the name of John Hancock Mutual Life Insurance Company.

6.       Tax I.D. No. 04-1414660.